UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a -12

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FROZEN FOOD EXPRESS INDUSTRIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2009

TO THE SHAREHOLDERS OF
FROZEN FOOD EXPRESS INDUSTRIES, INC.:

Notice is hereby given that the 2009 annual meeting of shareholders of Frozen Food Express Industries, Inc., a Texas corporation, will be held on Wednesday, May 20, 2009, at 2:00 p.m., Central time, in the Las Colinas Country Club, 4400 North O’Connor Boulevard, Irving, TX 75062-2796 to consider and vote on:

1.	election of three Class II Directors for a three-year term, or until their respective successors are elected and qualified;

2.	approval of the amended and restated Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan, adding an additional 500,000 shares that may be issued under the plan; and

3.	such other business as may properly be brought before the 2009 annual meeting or any adjournment thereof.

We encourage you to attend the 2009 annual meeting in person.  Whether or not you plan to attend the meeting, please complete, date, sign and return the accompanying proxy or using the telephone or Internet at your earliest convenience.

The proxy statement and annual report to shareholders are also available on our hosted website at http://www.cfpproxy.com/6412.  For additional related information, please refer to the "Important Notice of Electronic Availability of Materials for the Shareholder Meeting to be held on May 20, 2009" in the enclosed proxy statement.

Shareholders of record at the close of business on March 31, 2009, are entitled to notice of, and to vote at, the 2009 annual meeting or any adjournment of the meeting.  A list of all shareholders entitled to vote at the meeting is on file and available for inspection by shareholders at our corporate offices, located at 1145 Empire Central Place, Dallas, Texas 75247.

By Order of the Board of Directors

Dallas, Texas	LEONARD W. BARTHOLOMEW
April 24, 2009	Corporate Secretary

FROZEN FOOD EXPRESS INDUSTRIES, INC.
1145 Empire Central Place
Dallas, Texas 75247
Telephone: (214) 630-8090

Proxy Statement for Annual Meeting of
Shareholders to be Held on May 20, 2009

ABOUT THE MEETING

•	What is a proxy?
•	What is the difference between a "shareholder of record" and a "street name" holder?
•	Why did I receive more than one proxy card?
•	Who is qualified to vote?
•	How many shares of common stock may vote at the annual meeting?
•	Who can sign the proxy?
•	How do I vote?
•	Can I vote in person at the annual meeting?
•	What are the Board's recommendations on how I should vote?
•	What are my choices when voting?
•	How will my shares be voted if I do not specify how they should be voted?
•	What vote is required to approve each proposal?
•	How are abstentions and broker non-votes treated? How will they be counted for quorum purposes?
•	Can I change my vote after I have mailed in my proxy card?
•	Who will count the votes?
•	Who pays the cost of this proxy solicitation?
•	Is this proxy statement the only way that proxies are being solicited?

This proxy statement, the accompanying proxy card and the annual report to shareholders for the year ended December 31, 2008, of Frozen Food Express Industries, Inc. ("we", "us" or the "Company") are being mailed on or about April 24, 2009. Our Board of Directors (the "Board") is soliciting your proxy to vote your shares at the annual meeting of shareholders or any adjourned sessions of the meeting to be held on May 20, 2009, at 2:00 p.m., Central time, in the Las Colinas Country Club, 4400 North O’Connor Boulevard, Irving, TX 75062-2796. You can find directions to the annual meeting on the outside back cover of this proxy statement. The Board is soliciting your proxy to give all shareholders of record the opportunity to vote on matters that will be presented at the annual meeting, even if shareholders are not able to attend the meeting. All proxies in the enclosed form that are properly executed and received by us before or at the annual meeting and not revoked will be voted at the annual meeting or any adjournments in accordance with the instructions on the proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Corporate Secretary, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to our Corporate Secretary before the annual meeting or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). This proxy statement provides you with information on these matters to assist you in voting your shares.

IMPORTANT NOTICE OF ELECTRONIC AVAILABILITY OF MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD MAY 20, 2009

This proxy statement and the Company’s annual report for the year ended December 31, 2008 are also available electronically on our hosted website at http://www.cfpproxy.com/6412.

To access and review the materials made available electronically:

•	Go to: http://www.cfpproxy.com/6412.
•	Click the "2009 Proxy Statement" link.

We encourage you to review all of the important information contained in the proxy materials before voting.  If you would like to attend the annual meeting in person, please refer to the inside back cover of this proxy statement.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the proxies appointed by our Board and identified on the proxy card the authority to vote your shares in the manner you indicate on your proxy card.

What is the difference between a "shareholder of record" and a "street name" holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent and registrar, you are a "shareholder of record".  If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a "street name" holder.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held in "street name", you will receive your proxy card or other voting information from your broker or other custodian, and you will return your proxy card or cards to your broker or other custodian. You should complete and sign each proxy card you receive.

Who is qualified to vote?

You are qualified to receive notice of, and to vote at, the annual meeting if you owned shares of our common stock, par value $1.50 per share, at the close of business on March 31, 2009, the record date for the annual meeting.

How many shares of common stock may vote at the annual meeting?

As of the record date, there were 17,189,387 shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote regarding each matter presented

Who can sign the proxy?

If a shareholder is a company, the accompanying proxy should be signed in its full company name by its president or other authorized officer, who should indicate his or her title. If a shareholder is a partnership, the proxy should be signed in the partnership name by an authorized person. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator. The executor or administrator should attach to the proxy appropriate instruments showing his or her qualification and authority. Proxies signed by a person as agent, attorney, administrator, executor, guardian or trustee should indicate such person's full title following his or her signature.

How do I vote?

If you are a shareholder of record, you can vote your proxy by mailing in the enclosed proxy card or by using the telephone or Internet.  Please refer to the specific instructions set forth on the enclosed proxy card and the "Important Notice of Electronic Availability of Materials for the Shareholder Meeting to be held on May 20, 2009" set forth above.

If you hold your shares in street name, your broker, bank, trustee or nominee will provide you with materials and instructions for voting your shares.

Can I vote in person at the annual meeting?

If you are a shareholder of record, you may vote your shares in person at the annual meeting. If you hold your shares in street name, you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the annual meeting.

What are the Board's recommendations on how I should vote?

The Board recommends that you vote your shares as follows:

Proposal 1 -	FOR the election of each Class II Director for a three-year term, or until their respective successors are elected and qualified.

Proposal 2 -	FOR the approval of the amended and restated Frozen Food Express Industries, Inc. 2005 Restricted Stock Plan, adding an additional 500,000 shares that may be issued under the plan.

What are my choices when voting?

With respect to:

Proposal 1 -
You may (i) vote "FOR" electing all Director nominees as a group, (ii) withhold your vote on all Director nominees as a group or (iii) vote "FOR" electing Director nominees as a group except those nominees identified by you in the appropriate area on the proxy card.

Proposal 2 -	You may vote "FOR" or "AGAINST" the Proposal, or you may elect to abstain from voting.

How will my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card without indicating how you want your shares to be voted, the proxies appointed by the Board will vote your shares as follows:

Proposal 1 -	FOR the election of three Class II Directors for a three-year term, or until their respective successors are elected and qualified.

Proposal 2 -	FOR the Proposal.

What vote is required to approve each proposal?

Under our Amended and Restated Bylaws (as heretofore amended, the "Bylaws"), the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Upon establishment of a quorum at the annual meeting, Directors will be elected by a plurality of the votes of the issued and outstanding shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote on Proposal 1. In a plurality voting, the nominee who receives the most votes for his or her election is elected. Approval of Proposal 2 will require the affirmative vote of the holders of a majority of the shares outstanding as of the record date.

How are abstentions and broker non-votes treated? How will they be counted for quorum purposes?

A broker non-vote occurs when a broker, bank, trustee or nominee holding shares for a beneficial owner submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name"), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors. Non-routine matters include amendments to benefit plans, like the matter being submitted to the shareholders in Proposal 2. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting, but have no effect on the determination of whether a plurality exists with respect to a given nominee. Abstentions will count as votes cast on Proposal 2, but will not count as votes cast in favor of the proposal and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be considered to have voted on the proposal. The proxies will be voted for or against the proposals or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for each proposal.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•	by sending a written notice of revocation to our Corporate Secretary that is received prior to the annual meeting, stating that you revoke your proxy;
•	by signing a later-dated proxy card and submitting it so that it is received prior to the annual meeting; or
•	by attending the annual meeting and voting your shares in person.

Who will count the votes?

Representatives from Registrar and Transfer Company, our transfer agent, will count the votes.  Our Corporate Secretary will serve as our inspector of election at the annual meeting.

Who pays the cost of this proxy solicitation?

We pay the costs of soliciting proxies. Upon request, we will reimburse brokers, dealers, banks, trustees and other nominees for reasonable expenses incurred in forwarding these proxy materials to beneficial owners of shares of our common stock.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to mailing these proxy materials on behalf of our Board, certain of our Directors, officers or employees may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

If you have any further questions about voting or attending the annual meeting please contact our Corporate Secretary at secretary@ffex.net or by telephone at 1-800-569-9200.

OUTSTANDING CAPITAL STOCK; PRINCIPAL SHAREHOLDERS

At the close of business on the March 31, 2009, the record date, there were 17,189,387 shares of our common stock outstanding and entitled to be voted at the annual meeting. The following table sets forth certain information as of the record date, except as otherwise indicated, with respect to (i) each person known to our management to be the beneficial owner of more than 5% of our common stock; (ii) each Director and Director nominee; (iii) each NEO identified in the Summary Compensation Table (as defined in Item 402(a)(3) of the Regulation S-K, the "NEOs") and (iv) all current Directors and executive officers as a group.

		Shares Beneficially Owned (1)
Beneficial Owner	Address	Number		Percent
Beneficial Owners of More than 5%
Hawkshaw Capital Management, LLC	400 Madison Avenue, 14th Floor New York, NY 10017	2,064,220	(2)	12.01%
FMR LLC	82 Devonshire Street Boston, MA 02109	2,033,376	(3)	11.83%
Sarah M. Daniel	612 Linda El Paso, TX 79922	1,720,922	(4)	10.01%
Stoney M. Stubbs, Jr.	158 Jellico Circle Southlake, TX 76092	1,767,972	(5)	9.95%
Lucile B. Fielder	104 South Commerce St. Lockhart, TX 78644	1,620,200	(6)	9.43%
Dimensional Fund Advisors, LP	1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,477,199	(7)	8.59%
Frozen Food Express Industries, Inc. 401(k) Savings Plan, by Delaware Charter Guarantee & Trust Company, as Trustee	1013 Centre Road Wilmington, DE 19805	1,261,613	(8)	7.34%
Directors, Nominees and NEOs
Stoney M. Stubbs, Jr.		1,767,972	(5)	9.95%
S. Russell Stubbs		357,170	(9)	2.07%
John T. Hickerson		93,772	(10)	*
Brian R. Blackmarr		42,141	(11)	*
Leroy Hallman		40,003	(12)	*
Thomas G. Yetter (13)		22,727	(14)	*
Jerry T. Armstrong		18,979	(15)	*
T. Michael O'Connor		18,391	(16)	*
W. Mike Baggett		9,384	(17)	*
Barrett D. Clark		5,152	(18)	*
All Directors and Executive Officers as a Group (10 persons)		2,375,691	(19)	13.29%

        * Less than 1%.

(1)	Except as otherwise noted, all shares are held directly, and the owner has sole voting and investment power.
(2)	Information concerning the number of shares owned by Hawkshaw Capital Management, LLC is as of December 31, 2008 and was obtained from a Schedule 13G/A filed on February 17, 2009.
(3)
Information concerning the number of shares owned by FMR LLC, the successor to FMR Corp., is as of December 31, 2008 and was obtained from a Schedule 13G/A filed on February 17, 2009. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser is the beneficial owner of 2,033,376 shares or our common stock, as a result of acting as investment adviser to various investment companies.  Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, each has sole power to dispose of the 2,033,376 shares.

(4)
Ms. Daniel has sole voting and dispositive power over 53,590 shares, joint voting and dispositive power with her husband over 45,092 shares, joint voting and dispositive power with her daughter over 3,280 shares and shared voting and dispositive power with Ms. Fielder over 1,321,332 shares owned by Weller Investment, Ltd. and 297,628 shares owned by Two Sisters LLC.

(5)
Includes 582,326 shares issuable pursuant to options exercisable within 60 days of March 31, 2009, 52,049 shares of restricted stock for which Mr. Stoney M. Stubbs, Jr. has voting power, 5,714 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 24,733 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan, 73,199 shares held in his IRA and 815,957 shares held in family partnerships controlled by Mr. Stoney M. Stubbs, Jr.

(6)
Ms. Fielder has sole voting and dispositive power over 1,240 shares and shared voting and dispositive power with Ms. Daniel over 1,321,332 shares owned by Weller Investment Ltd. And 297,628 shares owned by Two Sisters LLC.

(7)	Information concerning the number of shares owned by Dimensional Fund Advisors, LP. is as of December 31, 2008 and was obtained from a Schedule 13G/A filed on February 9, 2009.
(8)
Information concerning the number of shares owned by Frozen Food Express Industries, Inc. 401(k) Savings Plan, by Delaware Charter Guarantee & Trust Company, as Trustee, is as of December 31, 2008, and was obtained from a Schedule 13G/A dated January 26, 2009.

(9)
Includes 59,261 shares issuable pursuant to options exercisable within 60 days of March 31, 2009, 54,382 shares of restricted stock for which Mr. S. Russell Stubbs has voting power, 37,074 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 5,305 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan, 1,112 shares held in a partnership controlled by Mr. S. Russell Stubbs, 5,727 shares held by his spouse and 6,116 shares held in irrevocable trusts of which Mr. S. Russell Stubbs is the trustee.

(10)	Includes 80,834 shares of restricted stock for which Mr. Hickerson has voting power and 1,272 shares allocated to his account in the FFE Transportation Services, Inc. 401 (k) Wrap Plan.
(11)	Includes 9,375 shares issuable pursuant to options exercisable within 60 days of March 31, 2009 and 5,154 shares of restricted stock for which Mr. Blackmarr has voting power.
(12)
Includes 9,375 shares issuable pursuant to options exercisable within 60 days of March 31, 2009, 4,724 shares of restricted stock for which Mr. Hallman has voting power and 7,475 shares held by a trust of which Mr. Hallman is the trustee.

(13)	Mr. Yetter resigned from his role of Senior Vice President and Chief Financial Officer and as a Class II Director effective January 19, 2009.
(14)	Includes 8,620 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan.
(15)	Includes 11,251 shares issuable pursuant to options exercisable within 60 days of March 31, 2009 and 4,724 shares of restricted stock for which Mr. Armstrong has voting power.
(16)	Includes 9,375 shares issuable pursuant to options exercisable within 60 days of March 31, 2009 and 5,154 shares of restricted stock for which Mr. O'Connor has voting power.
(17)	Includes 2,943 shares issuable pursuant to options exercisable within 60 days of March 31, 2009 and 4,724 shares of restricted stock for which Mr. Baggett has voting power.
(18)	Includes 4,294 shares of restricted stock for which Mr. Clark has voting power.
(19)
Includes 683,906 shares issuable pursuant to options exercisable within 60 days of March 31, 2009, 216,039 shares of restricted stock with voting power, 51,408 shares allocated to the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 31,310 shares allocated to the FFE Transportation Services, Inc, 401(k) Wrap Plan, 817,069 shares held by family partnerships, 5,727 shares held by a spouse, and 13,591 shares held by trusts.

Equity Compensation Plan Information

The following table presents information concerning our compensation plans under which shares of our common stock are authorized for issuance as of December 31, 2008:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,263,000	$5.77	703,000
Equity compensation plans not approved by security holders	47,000	$7.88	-
Total	1,310,000	$5.84	703,000

We have two equity compensation plans approved by security holders: (i) the Amended and Restated Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan and (ii) the Amended and Restated Non-Employee Director Restricted Stock Plan.  For additional information regarding the Amended and Restated Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan, see “Proposal 2: To Approve The Amended and Restated Frozen Food Express Industries, Inc. 2005 Restricted Stock Plan” on page15.  For additional information regarding the Amended and Restated Non-Employee Director Restricted Stock Plan, see “2008 Director Compensation Table” on page 33.

Pursuant to our Employee Stock Option Plan (the "Employee Stock Option Plan") we issued non-qualified stock options to substantially all of our employees (except officers) in 1997, 1998 and 1999. All grants under the Employee Stock Option Plan were at market value on the date of the grant and generally do not vest for five years following the grant, at which time they are 60% vested.  They are 100% vested after seven years.  As of December 31, 2008, there were 47,000 options outstanding under the Plan that expired January 1, 2009.  Because our officers did not participate in the Employee Stock Option Plan, no shareholder approval of the Employee Stock Option Plan was required. The Employee Stock Option Plan terminated on July 1, 2001, and no additional grants are permitted under the Employee Stock Option Plan.

EXECUTIVE OFFICERS

The table below sets forth certain information regarding our principal officers including our current executive officers:

Name	Age	Position
Stoney M. Stubbs, Jr.	72	President and Chief Executive Officer
Ronald J. Knutson	45	Senior Vice President and Chief Financial Officer
John T. Hickerson	57	Senior Vice President and Chief Marketing Officer
S. Russell Stubbs	45	Senior Vice President and Chief Operating Officer
Thomas G. Yetter (1)	56	Former Senior Vice President and Chief Financial Officer

(1)	Mr. Yetter resigned from his role of Senior Vice President and Chief Financial Officer and as a Class II Director effective January 19, 2009.

See Stoney M. Stubbs, Jr.’s biography under Proposal 1: Election of three Class II Directors.
See S. Russell Stubbs’ biography under Proposal 1: Election of three Class II Directors.
See John T. Hickerson’s biography under Proposal 1:  Election of three Class II Directors.

Ronald J. Knutson – 45
Mr. Knutson has been our Senior Vice President and Chief Financial Officer since January 19, 2009.  Mr. Knutson is a certified public accountant and from 2003 through 2007, served as Vice President, Finance at Ace Hardware Corporation., a wholesale distributor and retail services provider.  From 1995 to 2002, Mr. Knutson held other senior level finance positions within Ace Hardware.  Prior to 1995 he was employed by Mascal Electric as the Chief Financial Officer and Treasurer and KPMG, LLP, where he progressed to Senior Manager.

Thomas G. Yetter – 56
Mr. Yetter was our Senior Vice President, Chief Financial Officer and Treasurer from May 17, 2006 to January 19, 2009.  He had previously served as Interim Chief Financial Officer beginning in February 15, 2006.  Mr. Yetter joined us in 1986 and served as Treasurer from 1988 until his resignation.  He also previously served as Vice President of Finance for FFE.

CORPORATE GOVERNANCE

We are committed to having sound corporate governance principles. Having such principles is essential to running our business with integrity and maintaining our credibility with our customers, our vendors, our employees, our shareholders and the general public. Our Board of Directors has adopted charters for the following standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  The charters for these committees may be accessed under "Committees " within the "Investor Relations" section of our website at www.ffex.net. Our Code of Business Conduct and Ethics (the "Code of Ethics"), may be accessed under "Corporate Governance" within the "Investor Relations" section of our website at www.ffex.net.   You may also request copies of these documents, without charge, from our Corporate Secretary. Such requests should be directed to our Corporate Secretary at Frozen Food Express Industries, Inc., 1145 Empire Central Place, Dallas, Texas 75247 or emailed to secretary@ffex.net.

The Code of Ethics applies to all of our Directors and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. The Code of Ethics addresses all NASDAQ Stock Market ("NASDAQ") content requirements, and includes provisions addressing conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of our assets, compliance with our policies, and with laws, rules and regulations. No waivers of the Code of Ethics were requested or granted in 2008.

The Board, its standing committees and management remain committed to proactive pursuit of best practices of corporate governance, accountability and transparency. Our website has links to our filings with the Securities and Exchange Commission (the "SEC"), including all Forms 3, 4 or 5 filed pursuant to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").  Additional information may be accessed under the “Investor Relations” section of our website at www.ffex.net  including information on the composition and functions of our Board of Directors and its committees and instructions for submission of shareholder communications to the Board.

Board of Directors -- Meetings and Committees

Our Bylaws provide that our Board shall consist of nine Directors.  The Board has affirmatively certified that none of our six non-employee Directors (Jerry T. Armstrong, W. Mike Baggett, Brian R. Blackmarr, Barrett D. Clark, Leroy Hallman and T. Michael O'Connor) has any material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the meaning of NASDAQ director independence standards. Accordingly, a substantial majority of the Board is currently independent as required by the SEC rules and the NASDAQ director independence standards.

Our Board met in person or by teleconference six times during the year ended December 31, 2008.  Our Board has three standing committees: the Audit, Compensation, and Nominating and Corporate Governance Committees, each of which selected a Committee Chairman from its members.  Only independent Directors serve on the Board's standing committees.  During 2008, each incumbent Director, other than T. Michael O’Connor, attended at least 75% of the meetings held by our Board of Directors and the committees of which he was a member. Mr. O’Connor attended 69% of the meetings held by our Board of Directors and the committees of which he was a member.  The membership of each of the committees and the number of meetings held by each committee during 2008 is reflected in the following table:

Name of Independent Director	Audit	Compensation	Nominating
Jerry T. Armstrong	Chairman
W. Mike Baggett	X	X	Chairman
Brian R. Blackmarr		Chairman	X
Barrett D. Clark		X	X
Leroy Hallman	X	X
T. Michael O’Connor	X
Number of committee meetings in Fiscal 2008	8	3	1
X = Committee member

Director Attendance at the Annual Meetings of Shareholders

Absent unusual circumstances, we expect all our Directors to attend all annual meetings of shareholders. All Directors attended the 2008 annual meeting.

Consideration of Director Nominees; Nominating and Corporate Governance Committee

On February 25, 2009, the responsibilities of the Nominating Committee were expanded to include certain corporate governance activities in connection with the administration of the Code.  The Nominating Committee was renamed the Nominating and Corporate Governance Committee ("NCGC") and approved a charter that outlines its primary responsibilities.   Our NCGC consists of W. Mike Baggett (Chairman), Brian Blackmarr and effective February 25, 2009, Barrett D. Clark, each of whom is independent within the meaning of the NASDAQ listing standards.  The NCGC met once in the last fiscal year.  The NCGC has the responsibility to periodically assess, develop and communicate with our Board concerning the appropriate criteria for nominating and appointing Directors, including our Board's size and composition, applicable listing standards and laws, individual Director performance, expertise, experience, willingness to serve actively, number of other public and private company boards on which a Director candidate serves, consideration of Director nominees timely proposed by shareholders in accordance with our Bylaws and other appropriate factors. Other specific duties and responsibilities of our NCGC include recommending to our Board the individuals to be nominated for election as Directors at each annual meeting of shareholders, identifying and recommending to our Board the appointees to be selected by the Board for service on the committees of the Board, retaining and terminating any search firm used to identify Director candidates, overseeing an annual review of the performance of the full Board and performing any other activities our Board considers appropriate. Our Board considers the recommendations of the NCGC with respect to the nominations of directors to the Board, but otherwise retains authority over the identification of nominees. Candidates to serve on our Board of Directors are considered based upon various criteria, such as ethics, business and professional activities, relevant business expertise, available time to carry out our Board's duties, conflicts of interest, service on other boards and commitment to our overall performance. The NCGC will make an effort to maintain representation on our Board of members who have substantial and direct experience in areas of importance to us.  The NCGC approved a charter, effective February 25, 2009, that includes expanded governance activities in connection with the administration of the Code of Ethics.  The Nominating and Corporate Governance Committee Charter is available under “Committees” within the “Investor Relations” section of our internet website at www.ffex.net.

Procedures for Nominations by Shareholders

Our NCGC is charged with the responsibility, among others, of recommending to the Board the individuals to be nominated for election as directors at each annual meeting of stockholders. Following a recommendation by the NCGC, all of our Directors participate in the consideration of nominees for our Board. In addition to the nominating duties performed by NCGC under its NCGC charter, our Board has adopted the nomination policy described in this section for the consideration of Director candidates whose names are submitted by our shareholders.  If you wish to submit candidates for consideration at our 2010 annual meeting, you should send the following information to our Corporate Secretary at Frozen Food Express Industries, Inc., 1145 Empire Central Place, Dallas, Texas 75247 on or before December 15, 2009:

•	your name and address as it appears on our books and records; the number and class of shares you own beneficially and of record, the length of period held and proof of ownership of such shares;
•	name, age and address of the candidate;
•
a detailed resume describing, among other things, the candidate's educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	any information regarding any relationships between us and the candidate within the last three years;
•
any information relating to such candidate that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to the Exchange Act, and rules adopted thereunder;

•	a description of any arrangements or understandings between you and such candidate;
•	a supporting statement which describes the candidate's reasons for seeking election to our Board, and documents his or her ability to satisfy the Director qualifications; and
•	a signed statement from the candidate, confirming willingness to serve on our Board.

Our Corporate Secretary will promptly forward such materials to the NCGC and will maintain copies of such materials for future reference by our Nominating Committee for use when nominating persons for election or when filling vacant Board positions.

If a vacancy arises or if our Board decides to expand its membership, our NCGC will seek recommendations of potential candidates from a variety of sources (which may include incumbent Directors, shareholders, our management and third-party consultants). At that time, the NCGC will consider potential candidates submitted by shareholders in accordance with the procedures described above. The NCGC will then evaluate each potential candidate's educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on our Board. The NCGC will seek to identify and recruit the best available candidates, and intends to evaluate qualified shareholder candidates on the same basis as those submitted by other sources.

After completing this process, our NCGC will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the NCGC will rank them by order of preference, depending on their respective qualifications and our needs. The NCGC will then contact the desired candidate(s) to evaluate their potential interest and to schedule interviews. All such interviews will be held in person, and will include only the candidate and the NCGC. Any travel expenses incurred by the candidate may be at the expense of the candidate, at the discretion of the NCGC. Based upon interview results, the candidate's qualifications and appropriate background checks, the NCGC will then decide whether they will recommend the candidate's nomination to the full Board.

Shareholder Communications with the Board

Our Board has adopted the following procedures for shareholders to send communications to the full Board or individual Directors.

Shareholders seeking to communicate with our Board should submit their comments in writing to our Corporate Secretary at Frozen Food Express Industries, Inc., 1145 Empire Central Place, Dallas, Texas 75247 or by email to secretary@ffex.net. Our Corporate Secretary will forward all such communications (excluding routine advertisements and business solicitations and communications that the Corporate Secretary deems not a bona fide shareholder communication) to each member of our Board, or if applicable, to the individual Director(s) named in the correspondence. Subject to the following, the Chairman of our Board and our independent Directors will receive copies of such shareholder communications, including those addressed to individual Directors, unless such communications address allegations of misconduct or mismanagement on the part of the Chairman of the Board. In such an event, our Corporate Secretary will first consult with and receive the approval of our independent Directors before disclosing or otherwise discussing the communication with the Chairman of the Board.

We reserve the right to screen materials sent to our Directors for potential security risks or harassment purposes, and we also reserve the right to verify ownership status before forwarding communications to our Board.

Our Corporate Secretary will determine the appropriate timing for forwarding shareholder communications to our Directors. He or she will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

Shareholders can also communicate with our Board at the annual meeting of shareholders.

Audit Committee

We have established and maintain an Audit Committee in accordance with the rules promulgated under the Exchange Act. Our Audit Committee assists our Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, the qualifications of our independent public accounting firm, compliance with legal and regulatory requirements, our internal audit function and internal controls over financial reporting. This Committee works closely with management as well as our independent auditors and currently consists of Jerry T. Armstrong (Chairman), W. Mike Baggett, Leroy Hallman and T. Michael O'Connor, all of whom meet the independence criteria of audit committee members prescribed by the NASDAQ listing standards' financial literacy requirements. Our Board has determined that Mr. Armstrong meets the requisite SEC criteria to qualify as an audit committee financial expert. Our Audit Committee met eight times during 2008. The Committee operates pursuant to a written charter, which has been approved and adopted by our Board and is reviewed and reassessed annually by the Committee. The Audit Committee Charter is available within the Corporate Governance section of our internet website at www.ffex.net. The “Report of the Audit Committee” is included herein and appears on page 34 of this proxy statement.

Related Party Transactions Policy

In accordance with our Code of Ethics, our Audit Committee is responsible for reviewing and approving the terms and conditions of all proposed transactions that involve a conflict of interest, transactions between us, any of our subsidiaries or affiliates, and any of our officers or Directors, or relatives or affiliates of any such officers or Directors, to ensure that such "related-party" transactions are fair and in the overall best interest of the Company.

Compensation Committee

The principal functions of our Compensation Committee are to review and approve executive officer compensation and employee compensation matters, including matters regarding our various benefit plans, independently or in conjunction with our Board, as appropriate. Specific duties and responsibilities include, among others, reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of each executive officer in accordance with those objectives, approving and amending our incentive compensation and stock option program and recommending compensation arrangements for our Directors. To fulfill its responsibilities, the Committee met three times during 2008. The Committee currently consists of Brian R. Blackmarr (Chairman), Barrett D. Clark, W. Mike Baggett and Leroy Hallman, all of whom meet the independence criteria prescribed by NASDAQ. The Committee adopted a charter on November 19, 2008.  It is available within the Corporate Governance section of our internet available at www.ffex.net.  The “Report of the Compensation Committee” is included herein and appears on page 29 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2008, no member of our Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K.

Nominating and Corporate Governance Committee

              The principal functions of the Nominating and Corporate Governance Committee ("NCGC") are to screen individuals who are eligible and qualified to serve on the Board and to recommend those individuals to the full Board, oversee our corporate governance standards and our Code of Ethics.  Only people who have been screened and recommended by the NCGC can be considered by the Board for either interim appointment to the Board, or for nomination for election by shareholders to the Board of Directors.  The NCGC was renamed in February 2009 and met once during 2008.  The NCGC currently consists of Chairman W. Mike Baggett, Brian R. Blackmarr and Barrett D. Clark, each of whom meet the independence criteria prescribed by NASDAQ.  The NCGC adopted a new charter in February 2009 and it is available within the Corporate Governance section of our internet website at www.ffex.net.

PROPOSAL 1: ELECTION OF THREE
CLASS II DIRECTORS, EACH FOR A THREE-YEAR TERM

Our Bylaws provide that our Board shall consist of nine Directors.  Each year, the Directors in one of the three classes are elected to serve for a three-year term. The current term for Class II Directors will expire at the annual meeting. The current term for Class III Directors will expire at the 2010 annual meeting of shareholders and the current term for Class I Directors will expire at the 2011 annual meeting of shareholders.

Three persons have been nominated by our Board of Directors for election as Class II Directors at the annual meeting, all of whom are incumbent Class II Directors, with Mr. Hickerson previously appointed to fill a vacancy on our Board that arose from the resignation of Thomas G. Yetter, effective January 19, 2009.

Nominees

The Board recommends that you vote FOR the election of each of the individuals who has been nominated to serve as a Class II Director. Unless otherwise instructed, the persons named as proxies will vote all proxies received FOR the election of the persons named as nominees for Class II Directors for a term of three years. If you wish to give specific instructions with respect to the voting of Directors, you may do so by indicating your instructions on your proxy or voting instruction card.

If, at the time of the annual meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be used to vote for a substitute or substitutes as may be designated by the NCGC and our Board. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Certain information with respect to the nominees for election as our Directors, and the other Directors whose terms of office will continue after the 2009 annual meeting is set forth below. Each nominee and Director has served in his principal occupation for the last five fiscal years, unless otherwise indicated.

Name, Age, Principal Occupation or Position, Other Directorships	Served as Director Since	Term Expiration Date (if elected)	Class
Nominees for Election at the 2009 Annual Meeting
Brian R. Blackmarr—67 Mr. Blackmarr has been President and Chief Executive Officer of RFID Systems Inc., a computer software company, since June 2002 and Fusion Laboratories, Inc., an information technology services company, since January 2002. From January 2000 until January 2002, Mr. Blackmarr was President and Chief Executive Officer of eBusLink, Inc., a technology consulting company.	1990	2012	II
W. Mike Baggett—62 Mr. Baggett has been Chairman and Chief Executive Officer of Winstead PC, a Dallas-based law firm, since 1992.	1998	2012	II
John T. Hickerson—57
Mr. Hickerson is a Class II Director and has been Senior Vice President and Chief Marketing Officer of the Company since February 25, 2009.  Additionally, he served as Senior Vice President and Chief Marketing Officer of FFE Transportation Services since September 26, 2007 and as President of FFE Logistics, Inc. since January 15, 2007, both wholly-owned subsidiaries of the Company.  From January 2006 until January 2007, Mr. Hickerson was Chairman and CEO of Pacer Transport, Inc.  From January 2004 until November 2005, he was Vice President of Domestic Intermodal at Burlington Northern Sante Fe Railway.
	2009	2012	II

Name, Age, Principal Occupation or Position, Other Directorships	Served as Director Since	Term Expiration Date	Class
Continuing Directors
Barrett D. Clark—36 Mr. Clark is Managing Partner of Clark Cattle Company, a ranching operation, since 1995. He also manages Trinity Real Estate, a land investment and brokerage company. Mr. Clark also sits on the oversight board of Breck Operating, Inc., a privately-owned oil and gas operating company with properties in 17 states and Canada. Mr. Clark was appointed to our Board as a Class I Director on August 15, 2007.	2007	2011	I
Leroy Hallman—94 Mr. Hallman is a retired attorney. He is a member of the Audit Committee and a member of the Compensation Committee.	1975	2011	I
S. Russell Stubbs—45 Mr. Stubbs is our Senior Vice President and Chief Operating Officer since May 17, 2006. Mr. Stubbs has served as President of Lisa Motor Lines, Inc., our subsidiary, since 1999. He joined FFE Transportation Services, Inc., our primary operating subsidiary, in 1986 as a management trainee. He is the son of Stoney M. Stubbs, Jr., our Chairman, President, Chief Executive Officer and Class III Director.	2005	2011	I
Stoney M. Stubbs, Jr.—72 Mr. Stubbs has been our Chairman of the Board, President and Chief Executive Officer since 1980. He is the father of S. Russell Stubbs, our Chief Operating Officer and a Class I Director.	1977	2010	III
T. Michael O’Connor—54 Mr. O’Connor has been CEO of O’Conner Ranch, with ranching, oil and gas interests, since 2000 and sheriff of Victory County Texas, since January 2005.	1992	2010	III
Jerry T. Armstrong—70 Mr. Armstrong has been Chairman, Chief Executive Officer and Director of Wind Associates, Inc., a private investment and management company, since 1997.	2003	2010	III

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE FOR THE ELECTION OF MESSRS. BLACKMARR, BAGGETT AND HICKERSON
AS CLASS II DIRECTORS FOR A THREE YEAR TERM;

PROPOSAL 1 ON PROXY CARD.

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PROPOSAL 2: TO APPROVE THE AMENDED AND RESTATED
FROZEN FOOD EXPRESS INDUSTRIES, INC.
2005 RESTRICTED STOCK PLAN

The Board of Directors of the Company has approved, and proposed that the shareholders approve at the annual meeting, an amendment to the Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan (the "Plan").  The Plan has previously been approved by our shareholders.  The proposed amendment will increase the total number of shares authorized to be awarded under the Plan from 2,200,000 shares to 2,700,000 shares, provided, however, that no more than 1,000,000 shares of common stock may be awarded in the form of shares of restricted stock, stock units, or performance shares.

There are currently approximately 1,700,000 shares of common stock underlying outstanding stock options and restricted stock grants under the Plan, and approximately 703,000 shares remain available for grant under the Plan at December 31, 2008. The diminished number of remaining available shares under the Plan limits our ability to (a) provide incentive compensation to our management employees, (b) attract new employees, and (c) provide compensation to our consultants and advisors.  It is anticipated that the additional 500,000 shares proposed to be authorized under the Plan, together with the shares remaining, will enable us to provide sufficient grants of awards for the foreseeable future.

We are seeking shareholder approval for the proposed amendment to the Plan.  Shareholder approval is required under the requirements of the Nasdaq Marketplace Rules.  By allowing us to continue to offer our management employees and executive officers, long-term performance-based compensation through the Plan, the Board of Directors believes that we will continue to be able to attract, motivate, and retain individuals of exceptional talent upon whom, in large measure, our future success depends.

Certain provisions of the Plan are summarized below. The complete text of the Plan, as amended, marked to show the proposed amendment, is attached to this proxy statement as Appendix A.

Description of the Plan.   Awards under the Plan consist of our authorized common stock, par value $1.50 per share.   The fair market value of our common stock as of March 31, 2009 was $ 3.00 per share.  The Plan provides for the grant of incentive stock options, nonstatutory options, shares of restricted stock, stock appreciation rights ("SARs"), stock units and performance share awards.  Awards under the Plan may be made to key employees, including officers and directors who may be employees, and non-employee consultants or advisors.  There are currently approximately 100 employees who are eligible to receive awards under the Plan.

Should this proposal be enacted, an aggregate of 2,700,000 shares of common stock will be reserved for issuance under the Plan; provided, that no more than 1,000,000 shares of common stock may be awarded under the Plan in the form of shares of restricted stock, stock units, or performance shares.  The Plan limits the number of shares subject to stock option and SAR awards granted in any single fiscal year to any individual to 100,000 shares.

The Plan is administered by the Compensation Committee (referred to herein as the "Compensation Committee").  The Compensation Committee has full authority, subject to the terms of the Plan, to determine the individuals to whom awards are made, the number of shares of common stock represented by each award, the date or dates on which options and SARs are granted and exercisable, the exercise and base price of options and SARs, and the date or dates at which shares of restricted stock, stock units or performance shares will be issued, vested or exercisable.

The Plan may not be amended without the consent of the holders of a majority of the shares of our common stock then outstanding to (a) increase materially the aggregate number of shares of stock that may be issued under the Plan or the maximum number of shares subject to options or rights that may be granted to any eligible individual in any single fiscal year , (b) increase materially the benefits accruing to eligible individuals under the Plan, or (c) modify materially the requirements of eligibility for participation in the Plan; provided, that such amendments may be made without the consent of the stockholders if changes occur in law or other legal requirements (including Rule 16b-3) that would permit otherwise.

Terms of Awards.  The Plan requires that Awards of restricted shares, stock units and performance shares vest over a minimum period of continued service with us.  Awards that vest based on the achievement of performance goals are subject to a minimum vesting period of one year after the date of grant.  If vesting is not based on performance, the minimum vesting period is three years after the date of grant.  Vesting over a three-year period includes periodic graded vesting.  These minimum vesting requirements may be accelerated or waived in the event of death, disability or retirement, or in the event of a change in control of the Company.  Notwithstanding these requirements, up to 5% of Awards that otherwise would be subject to these requirements may be granted as non-performance-based Awards with a vesting term of less than three years.

Description of Options under the Plan.  The Plan authorizes the award of both incentive stock options, for which option holders may receive favorable tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory options, for which option holders do not receive special tax treatment.  For further information regarding the tax treatment of options granted under the Plan, see "Tax Treatment of Awards" below.

Incentive stock options may be granted only to employees. Nonstatutory stock options may be granted to employees, consultants and advisors. The exercise price of each option shall be determined by the Compensation Committee, and may be equal to or greater than the fair market value of the stock on the date of grant of the option; provided that the exercise price of an incentive stock option granted to an employee who owns more than 10% of our common stock may not be less than 110% of the fair market value of the underlying shares of common stock on the date of grant.

The optionee may pay the exercise price:

(1)	in cash;

(2)
with the approval of the Compensation Committee, by delivering or attesting to the ownership of shares of common stock having a fair market value on the date of exercise equal to the exercise price of the option; or

(3)
by such other method as the Compensation Committee shall approve, including payment through a broker in accordance with cashless exercise procedures permitted by Regulation T of the Federal Reserve Board.

Options vest according to the terms and conditions determined by the Compensation Committee and specified in the option agreement.  The Compensation Committee will determine the term of each option up to a maximum of ten years from the date of grant; provided that the term of an incentive stock option granted to an employee who owns more than 10% of the common stock may not exceed five years from the date of grant. The Compensation Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

Description of Restricted Stock.  Restricted stock awards are grants of common stock subject to a required period of employment or service following the award, referred to as the restricted period, and any other conditions established by the Compensation Committee. A recipient of a restricted stock award will become the holder of shares of restricted stock free of all restrictions if he or she completes the restricted period and satisfies any other conditions; otherwise, the shares will be forfeited. Under the Plan, the restricted period may not be more than ten years. The recipient of the restricted stock will have the right to vote the shares of restricted stock and, unless the Compensation Committee determines otherwise, will have the right to receive dividends on the shares during the restricted period. The recipient of the restricted stock may not sell, pledge or otherwise encumber or dispose of restricted stock until the conditions imposed by the Compensation Committee have been satisfied. The Compensation Committee may not accelerate the vesting of restricted stock except in the event of a Participant’s death, Disability or Retirement, or in the event of a Change in Control of the Company.

Description of SARs.  SARs may be awarded under the Plan.  An SAR is an award that may be granted on a stand-alone basis or in tandem with a stock option, and entitles the holder to receive an amount equal to the difference between (1) the fair market value of the shares of stock at the time of exercise of the SAR and (2) the fair market value of the shares of stock on the date that the SAR was granted.  This amount is paid to the holder upon the exercise of a SAR in the form of shares of stock (valued at their fair market value at the time of exercise).  Upon the grant of SARs, the number of SARs awarded (and not the "net" number of shares of stock issued upon exercise of the SARs) shall be considered awarded from the pool of authorized shares of stock available under the Plan.

Description of Stock Units and Performance Shares.  Stock units may be awarded under the Plan.  A grant of a stock unit is a right to receive shares of common stock at a future date, or upon the satisfaction of certain conditions set forth in the stock unit award.  Performance shares may be awarded under the Plan.  A grant of performance shares is a right to receive shares of common stock at the end of a performance period.  The number of shares earned is contingent on the degree to which the performance measures established at the time the award is made.  The Compensation Committee may not accelerate the vesting of stock units or performance shares except in the event of death, disability or retirement, or in the event of a change in control of the Company.

New Plan Benefits.   Awards to be received by individual participants are not determinable because the Compensation Committee determines the amount and nature of any award under the Plan in its sole discretion at the time of grant. As a result, the benefits that might be received by participants receiving discretionary grants under the Plan are not determinable.  During the 2008 fiscal year and the first quarter of 2009, 8,000 and 355,500 respectively, restricted shares were awarded under the Plan.

Option Holders.  The following table contains information about stock options that were outstanding under our plans (including the Plan) on March 31, 2009:

Individual or Group Holding Options	Shares of Common Stock Subject to Options	Average Exercise Price Per Share of Common Stock
Director Nominees:
Brian R. Blackmarr	9,375	$1.94
W. Mike Baggett	2,943	$2.84
John T. Hickerson	-	-
2008 Named Executive Officers:
Stoney M. Stubbs, Jr. Chairman, President Chief Executive Officer	582,326	$3.80
S. Russell Stubbs Senior Vice President Chief Operating Officer	59,261	$6.65
Thomas G. Yetter Former Senior Vice President and Chief Financial Officer	-	-
All current executive officers	641,587	$4.06
All directors who are not executive officers	46,068	$2.01
All employees other than directors who are not executives and executive officers	522,400	$8.27

On March 31, 2009, the last sale price of our common stock reported on NASDAQ was $3.00 per share.

Tax Treatment of Awards.  The discussion below summarizes the expected federal income tax treatment of awards under the Plan, under currently applicable laws and regulations. It is only a summary of the effect of U.S. federal income taxation upon recipients of awards and us with respect to the grant and exercise of awards under the Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a recipient’s death or the income tax laws of any municipality, state or foreign country in which the recipient’s income or gain may be taxable.

           Stock Options.  Under current federal tax law, upon the grant of a nonstatutory stock option, no taxable income will be realized by the optionee and we will not be entitled to any tax deduction.  Upon exercise of a nonstatutory stock option, an optionee will realize ordinary taxable income on the date of exercise.  Such taxable income will equal the difference between the option price and the fair market value of the Common Stock on the date of exercise (the "Spread at Exercise").  We will be entitled to a corresponding tax deduction.  Upon the grant of an incentive stock option, no taxable income will be realized by an optionee and we will not be entitled to any tax deduction.  If an optionee exercises the option, without having ceased to be our employee at any time during the period from the grant of the option until three months before its exercise, then generally, no taxable income or deduction will result at the time of the exercise of such option.  If no "disqualifying disposition" of the stock transferred to an optionee upon exercise of the option is made by the option holder (i.e., no disposition occurs within the period that ends on the later to occur of one year after the option is exercised and two years after the grant of the option), any profit (or loss) realized by an optionee from a sale or exchange of such stock will be treated as long-term capital gain (or loss), and no tax deduction will be allowable to us with respect thereto.  When an optionee exercises an incentive stock option, the Spread at Exercise will be included in alternative minimum taxable income for purposes of the alternative minimum tax.  If a disqualifying disposition of such stock is made by an option holder, the disposition will result in ordinary income at the time of the disposition in an amount equal to the lesser of (1) the gain on the sale or (2) the Spread at Exercise.  If the gain exceeds the Spread at Exercise, the excess is a short-term or long-term capital gain depending upon how long the shares are held prior to the sale.  If the stock is sold for less than the exercise price, failure to meet the holding period requirement generally will result in a short-term or long-term capital loss, depending upon how long the shares have been held before the sale, equal to the difference between the exercise price and the sale price.

Restricted Stock Awards.  A recipient generally does not recognize taxable income on the grant of shares of restricted stock, but does recognize ordinary income on the vesting date, or the date the recipient’s interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date.  Any dividends paid on the shares of restricted stock before the vesting date are also taxable as compensation income upon receipt.

However, a recipient may elect to recognize income upon the grant of shares of restricted stock, rather than when the recipient’s interest is freely transferable and no longer subject to a substantial risk of forfeiture, equal to the fair market value of the shares on the date of the award.  If the recipient makes this election, dividends paid with respect to the restricted shares that are paid currently (rather than held subject to forfeiture) will not be treated as compensation, but rather as dividend income, and the recipient will not recognize additional income when the restrictions applicable to the shares of restricted stock lapse.  The recipient will not be entitled to any deduction if, after making this election, he or she forfeits any of the shares of restricted stock.  If shares of restricted stock are forfeited after this election is made, the recipient will not be entitled to a refund of the ordinary income tax paid on the shares.  The recipient may, however, be entitled to receive a capital loss deduction upon forfeiture.

We will be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of shares restricted stock, subject to the limitations of Section 162(m).

SARs. Under current federal tax law, upon the grant of an SAR, no taxable income will be realized by the holder and we will not be entitled to any tax deduction.  Upon exercise of an SAR, the holder will realize ordinary taxable income on the date of exercise.  Such taxable income will equal the difference between the fair market value of the Common Stock on the date of grant of the SAR and the fair market value of the Common Stock on the date of exercise.  We will be entitled to a corresponding tax deduction at the time of exercise.

Stock Units. A recipient does not recognize taxable income on the grant of stock unit awards, but does recognize ordinary income when they vest, unless settlement of the units is deferred in accordance with the requirements of federal tax law. If these requirements are met, the recipient will recognize taxable income when the shares of Common Stock are delivered. The amount of this ordinary income will be the fair market value of the shares on the date of vesting or delivery, as applicable, plus the amount of cash payable or paid, as applicable. Any dividends paid on stock unit awards are also taxable as compensation income upon vesting or payment, as applicable.

We will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of stock unit awards, subject to the limitations of Section 162(m).

Performance Share Awards.  A recipient does not recognize taxable income on the grant of performance share awards, but does recognize ordinary income, to the extent that the designated performance measures are satisfied, when the cash or shares of Common Stock are delivered.  The amount of this ordinary income will be the fair market value of the shares on the date of delivery, plus the amount of cash payable or paid, as applicable. Any dividends paid on performance share awards are also taxable as compensation income upon payment.

We will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of performance share awards, subject to the limitations of Section 162(m).

Withholding.  We will retain the right to deduct or withhold, or require the recipient to remit to us, an amount sufficient to satisfy federal, state and local taxes, required by law or regulation with respect to any taxable event as a result of the Plan.

Change in Control and Excess Parachute Payments.  The accelerated vesting of awards upon a change in control could result in a participant being considered to receive "excess parachute payments" (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant.  If so, we would not be able to deduct the excess parachute payments.

Section 162(m) Limitations.  Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a "covered employee."  A "covered employee" is an employee who is, on the last day of the company’s taxable year in which the deduction would otherwise be claimed, our chief executive officer or one of the other four highest paid officers named in our proxy statement except the chief financial officer.  This limit does not apply to compensation that satisfies the applicable requirements for a performance-based compensation exception, one of which is that shareholders approve the material terms of the compensation.

The Plan incorporates the requirements for the performance-based compensation exception applicable to options and SARs, so that all such awards should qualify for the exception.  In addition, the Compensation Committee may grant other awards designed to qualify for this exception.  However, the Compensation Committee reserves the right to grant awards that do not qualify for this exception, and in some cases, including a change in control, the exception may cease to be available for some or all awards (including options and SARs) that otherwise so qualify.  Thus, it is possible that Section 162(m) may disallow compensation deductions that would otherwise be available to us.

THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND MAY NOT BE APPLICABLE TO ALL INDIVIDUALS.   PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED FROZEN FOOD EXPRESS INDUSTRIES, INC. 2005 STOCK INCENTIVE PLAN;

PROPOSAL 2 ON THE PROXY CARD.

*********************************************************************

Compensation Discussion and Analysis

Executive Compensation Philosophy, Strategy and Objectives

This narrative describes the philosophy, approach, and elements used by management and our Compensation Committee to define, manage, and review compensation paid to our executives. The philosophy and management approach for executive compensation described below applies to all executives including those executives designated as named executive officers ("NEOs").

The principal objectives of our executive compensation program are to attract, motivate and retain the services of executives who can lead the Company to achieve its business goals and deliver value for its shareholders.  The Company’s business goals include consistently favorable financial performance, preservation of a strong balance sheet and strategic and opportunistic enhancement of our asset base, with a focus on long-term growth in profitability.  Our Compensation Committee has established the following compensation philosophies in support of these objectives:

•
Aligning the interests of the executives and shareholders.  We believe it is important to tie a substantial portion of each executive’s compensation to the market performance of our stock in order to closely align the interests of our executives with the interests of shareholders.  For this reason, annual and long-term incentives, which are partially or fully based on our earnings, performance and stock appreciation, are significant components of compensation for each NEO.

•
Providing competitive performance-based compensation.   We believe that our executive compensation program should reward executives when performance results meet or exceed stated financial goals.  We annually evaluate the performance and effectiveness of each NEO and a substantial portion of each NEO’s compensation (including base salary) is contingent on our achieving short-term financial goals and increasing long-term value for our shareholders.  We also periodically review long-term and currently-paid compensation of our NEOs relative to compensation trends and practices in general, consider the economic conditions and other external events affecting our operations and levels of executive compensation of other comparable companies.  We have conducted several such peer group reviews, with the most recent completed during November 2007.

Our philosophy is to target executive compensation at the 50th percentile (median) range of our competitive market group as defined below. We set targets at the median range to encourage executive performance that will carry out both short and long term financial and strategic interests.

Competitive Market

 The Company's executive compensation program is designed so that combined short-term and long-term compensation are competitive with comparable positions at comparable companies.  In November 2007, we completed a review and analysis of compensation of executives at several peer companies holding equivalent positions or having similar responsibilities as our NEOs.  The peer companies are engaged in similar lines of business as we are and of similar size as measured by revenue, market capitalization, total assets and number of employees.  The peer group was approved by our Compensation Committee and consisted of the following thirteen companies:

• Celadon Group Inc.	• Quality Distribution Inc.
• Covenant Transportation Group Inc.	• SAIA Inc.
• Heartland Express Inc.	• Smithway Motor Express Corp.
• Knight Transportation Inc.	• Universal Truckload Services
• Marten Transport LTD	• US Xpress Enterprises Inc.
• Old Dominion Freight	• U.S.A. Truck Inc.
• P.A.M. Transportation Services Inc.

In addition to the peer group analysis, we also utilized data from published surveys sponsored by nationally recognized compensation consulting firms.  These surveys included:  The 2007 Economic Research Institute, Inc. Executive Compensation Assessor, the 2007 Mercer, LLC. Executive Benchmark Database, and the 2007/2008 Watson Wyatt Worldwide, Inc. Top Management Report.

We use peer group and survey data to analyze our executive compensation (overall, base salary, annual bonus and long-term incentives) relative to the 50th percentile, or median, of the benchmark data.  While we use the data to ensure competitiveness and reasonableness, we do not rely solely on benchmarking in establishing executive compensation levels.  Variations in the actual compensation we set may be based on the experience and individual performance of each NEO.

Role of the Compensation Committee

 Our Compensation Committee operates independently of management and currently consists of four Directors, all of whom are independent under applicable NASDAQ and SEC standards.  The Committee receives recommendations from our Chief Executive Officer regarding the compensation of NEOs (other than the Chief Executive Officer).

The Committee consists of Brian Blackmarr (Chairman), W. Mike Baggett, Barrett Clark, and Leroy Hallman.  Our Board determined that each member of the Committee is an “Outside Director” for purposes of Section 162(m) of the Code and is independent under the current listing requirements of NASDAQ and SEC standards.  The Committee is continually monitoring adherence to and effectiveness of our executive compensation plans and is responsible for establishing and implementing our executive compensation plans, including:

•
reviewing the structure and competitiveness of our executive compensation programs to attract and retain superior Executive Officers, motivate Executive Officers to achieve business goals and objectives, and align the interests of Executive Officers with the long-term interests of our shareholders;

•
reviewing and evaluating annually the performance of Executive Officers in light of our goals and objectives and approving their compensation packages, including base salaries, long-term incentive and stock based compensation and perquisites;

•	monitoring the effectiveness of our equity-based and incentive bonus plans and approving financial targets for Executive Officers’ bonuses;
•	administering our equity-based plans for Executive Officers and other employees;
•
determining whether to award incentive bonuses that qualify as “performance-based compensation” for Executive Officers whose compensation is covered by Code Section 162(m), the elements of such compensation, whether performance goals have been attained and, if appropriate, certifying in writing prior to payment of such compensation that the performance goals have been met;

•	reviewing and evaluating periodically the adequacy of compensation and benefits for our independent Directors; and
•	administering our equity compensation plan for our independent Directors.

Role of Management

We believe that it is important to have our Chief Executive Officer’s input in the design of compensation programs for his direct reports.   He considers base salary a critical component of compensation, especially when market factors, such as freight demand, lag behind supply of industry-wide capacity and meeting pre-established goals for an incentive bonus are not attainable. The Chief Executive Officer reviews his direct reports’ compensation annually with the Committee, evaluating the adequacy relative to the marketplace, inflation, internal equity, external competitiveness, business and motivational challenges and opportunities facing the Company and its executives. All final decisions regarding compensation for the Chief Executive Officer’s direct reports listed in the Summary Compensation Table are made by the Compensation Committee. The Chief Executive Officer does not make recommendations with regard to his own compensation.

Role of the Compensation Consultant

During 2007, we engaged Ernst & Young LLP to perform an independent review of our executive compensation program.  The review included a proxy analysis of the peer group companies (identified above) as well as an analysis of published surveys.  The report included an analysis of base salary, annual incentive (structure and payouts), equity incentives, and benefits and perquisites.  We considered the results of this analysis along with other factors such as individual responsibilities, performance and experience to make compensation decisions for our NEOs.

Executive Compensation Components

For 2008, the principal components of compensation for each NEO were:

•	base salary;
•	annual incentive;
•	long-term incentive compensation (restricted stock awards); and
•	perquisites and other benefits.

 We endeavor to strike an appropriate balance between these principal components for purposes of allocating between long-term and currently-paid compensation. Such determinations are made by reference to compensation trends and practices in general, and by reference to the peer group in particular. The corporate performance measures, which are taken into account in setting compensation policies and making compensation decisions include our financial performance, the industry marketplace and achievement of strategic goals, and have been established to link compensation to our overall financial and operational performance.

Base Salary

 Base salary is considered a critical component of compensation at all levels. The appropriate establishment of this component relative to the marketplace is essential to enable us to attract and retain qualified individuals, which are important considerations in the current competitive industry market.

 The annual salaries paid to our NEOs are set based on the assessment of each executive’s overall contribution to the achievement of our business objectives as well as comparisons to comparable positions in the peer group companies. Although many variables are associated with competitive data due to differences in titles and responsibilities of peer group companies’ executive officers and timing differentials in publicly reported compensation data, the Committee believes, and the Ernst & Young report suggests, the annual salaries paid to our NEOs approximate the 41st percentile of the peer group. We are experiencing pricing pressure as excess capacity continues within the transportation industry, and we have implemented comprehensive cost reduction initiatives to reduce many of our non-variable costs.  Consequently, we elected to support this effort by not increasing our NEOs’ base salaries during 2008.

Annual Incentive Compensation

The FFE Transportation Services, Inc. 2005 Executive Incentive Bonus and Restricted Stock Plan (the "Executive Plan") awards annual cash and restricted stock bonuses to NEOs based upon pre-determined goals. The Executive Plan was approved by our shareholders effective January 1, 2005. We believe that a significant portion of an NEO’s bonus compensation should be tied to the performance of the executives as a group and to our overall performance measured against both financial and non-financial goals and objectives.  FFE Transportation Services, Inc. is our principal operating subsidiary.  We apply the metrics and calculations provided for in the Executive Plan to the results of our consolidated entity, taken as a whole and not just to those of FFE Transportation Services.

Our NEOs also participate in the FFE Transportation Services, Inc. 1994 Incentive Bonus Plan (the "Incentive Plan") that awards annual cash bonuses, not to exceed three weeks of base pay, based upon a formula giving effect to the efficiencies of operation as evidenced by the operating ratio of FFE Transportation Services, Inc., our principal subsidiary. The Incentive Plan was approved by our shareholders effective April 22, 1999.

 A primary objective of the Executive Plan and the Incentive Plan is to create a strong link between annual cash bonuses and achievement of specific goals and objectives. Both plans are performance-based incentive plans.  They reward annual bonuses to the NEOs calculated pursuant to a formula determined on the basis of operating ratio targets and specified percentages of each NEO’s compensation.  On or before the last day of any fiscal year, our Compensation Committee may, in its sole discretion, reassess who will participate in the Executive Plan and the Incentive Plan for the subsequent fiscal year and the operating ratio targets, pre-tax income targets and bonus percentages to be used to calculate the bonuses for the subsequent fiscal year.  The operating ratio means the percentage of the Company’s adjusted operating expenses to its operating revenues for the applicable fiscal year.  Operating ratio is a measure utilized across our industry to indicate the operational efficiency of a company.

The Executive Plan provides each NEO a maximum annual cash bonus opportunity that is equal to 100% of base salary, holiday bonus and automobile allowance.

At the end of each year, we calculate the amount of cash awards for each NEO.  The recommendations and award amounts are determined by multiplying the percentage of the potential award earned (which is determined by the operating ratio) by the sum of base salary, holiday bonus and automobile allowance.

In the Executive Plan, in addition to the cash award, NEOs also receive shares of restricted stock valued at 50% of the dollar amount of the NEO’s cash bonus, based upon the lower of (i) the per-share value of our common stock on the last day of the year or (ii) the average per-share value of our common stock as of the last business day of each month during the year.

Our Compensation Committee may in its sole discretion adjust the operating ratio for certain specific items, if any, as it deems appropriate, including, but not limited to, fuel surcharges, lease financing costs, items beyond control of management and non-recurring items.  The applicable operating ratio performance targets and various payout levels for 2008 are described more fully below.

The following table sets forth the applicable operating ratio performance targets and various payout levels for 2008:

Adjusted Operating Ratio *	Executive Plan Bonus Percentage	Incentive Plan Bonus Weeks of Pay
100.00+%	-15%	-
99.9 - 96.1%	0%	-
96.0%	10%	-
95.5%	20%	-
95.0%	30%	-
94.9%	40%	One
94.5%	40%	One
94.0%	50%	One
93.9%	60%	Two
93.5%	60%	Two
93.0%	70%	Two
92.9%	80%	Three
92.5%	80%	Three
92.0%	90%	Three
91.5% or less	100%	Three

*Adjusted operating ratio is equal to adjusted operating expenses as a percentage of operating revenues (as such expenses and revenues may be adjusted by the Compensation Committee, in its sole discretion).

Our truckload and less-than-truckload volumes and earnings were impacted in 2008 by the severe economic recession.  Thus, our adjusted operating ratio in 2008 was adversely affected, resulting in no cash bonuses paid to NEOs, as disclosed below in the “2008 Summary Compensation Table” on page 29 and no shares of restricted stock awarded under the Executive Plan, as reported below in the “2008 Grants of Plan-Based Awards Table” on page 30.  Set forth below are adjustments to the 2008 operating ratio approved by our Compensation Committee (in thousands):

Revenue	$490,536
Less excluded items (1)	(147,299)
Adjusted operating revenue	343,237

Costs and expenses	488,482
Less excluded items (1)	(147,299)
Other (2)	(6,196)
Adjusted operating expenses	$334,987
2008 adjusted operating ratio	97.6%

(1)
Excluded items include fuel surcharges, equipment rental and other transactions not considered by the Compensation Committee to be core to operations.  These excluded items had no significant effect on the calculation of operating profit.

(2)
Represents expenses that, in the judgment of our Compensation Committee are from (i) infrequently occurring events or transactions that are beyond the control of the Company, (ii) the inclusion of non-operating financing expenses in equipment rental, whereby if the assets were financed with debt, they would be excluded from the operating ratio, (iii) estimated incremental fuel expense that is not recovered by fuel surcharges.

The Executive Plan was amended February 2009 (the “Amended Executive Plan”) to provide incentive bonus opportunities for executives based upon pre-established pre-tax income levels.  This is a change from the previous plan which was based primarily upon reaching targeted operating ratio percentages (adjusted operating expenses divided by adjusted revenue).  The targets were changed to pre-tax income to align them with our published financials and simplify understanding by the investment community. Had this Plan been in effect for 2008 the NEOs’ bonus percentage would have been 15 percent.

Effective for 2009, the Amended Executive Plan’s performance goals are based on pre-tax income, which are total revenues less total operating expenses including interest income, gains (losses) from the sale of equipment and other non-operating expenses for Frozen Food Express Industries, Inc. Pre-tax income may be adjusted by the Committee for such specific items, if any, that the Committee in its sole discretion deems appropriate. The applicable pre-tax income targets and various payout levels as a percentage of compensation (as determined by the Committee) for 2009 are described more fully below.  Participants in this plan include Stoney M. (Mit) Stubbs, CEO, S. Russell Stubbs, COO, John Hickerson, CMO (Chief Marketing Officer) and Ron Knutson, CFO.  The participant’s earned bonus percentage is extrapolated between the established target levels.

The following table sets forth the applicable pre-tax income targets and various payout levels for 2009:

Pre-tax Income	Participant’s Bonus Percentage
$1,500,000	15%
$3,000,000	30%
$5,000,000	50%
$7,500,000	70%
$10,000,000	80%
$12,500,000	90%
$13,100,000	100%
$14,000,000 or greater	125%

In addition to the Amended Executive Plan, our Compensation Committee and Board approved in February 2009 the Frozen Food Express Industries, Inc. Discretionary Bonus Plan (the "Discretionary Plan"), which provides our NEOs with a greater incentive to promote the growth of our shareholders’ value. The Discretionary Plan provides us means to award NEOs for exemplary performance as demonstrated during 2008 when net-income before tax improved approximately $13 million as compared to 2007, yet our pre-established performance goals were not met and a 2008 bonus was not paid.  The Discretionary Plan entitles each of our NEOs a discretionary bonus up to an amount equal to 100% of their base compensation, commencing with fiscal year 2009 and each subsequent fiscal year, as the Compensation Committee deems appropriate.

 Long-Term Incentive Compensation and Other Share-Based Payments

An additional longstanding objective of our Compensation Committee has been to motivate, reward and retain our NEOs by means of equity compensation. Because the value of equity awards over time is wholly dependent on our stock price, we believe equity awards represent a meaningful incentive for each NEO to create long-term value for our shareholders. This approach is in keeping with our overall compensation philosophy of granting equity awards to key personnel in an effort to instill shareholder perspective and values in their performance and to provide a strong retention element in compensation. Both stock options and restricted stock grants can be used to motivate, reward and retain our executive officers and management employees through potential share value appreciation and equity accumulation. Although equity accumulation is generally encouraged, we do not have any specific security ownership requirements or guidelines for our NEOs.

The Amended and Restricted Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan (the "2005 Plan") encourages participants to focus on our long-term performance and provides an opportunity for each NEO and other key personnel to be aligned with shareholders through grants of stock options or restricted stock.  Under the 2005 Plan, discretionary equity awards are considered periodically by our Compensation Committee. In determining the awards, the Committee considers the level of individual contributions, the impact of such contributions on long-term shareholder value and the need to provide a strong retentive component in NEO and key employee compensation.

In 2005, we introduced performance-based restricted stock awards concurrent with our adoption of FASB Statement No. 123R, which changed the way we account for new grants of stock options. Although vesting of our restricted stock awards are determined by the Committee, 89% of the awards granted vest ratably over a three year period beginning on the first anniversary of the date of grant. Restricted stock is awarded to NEOs under the Executive Plan. In addition, restricted stock is awarded to attract, motivate and retain our key employees. We believe these performance-based restricted stock awards further align the NEO’s compensation program with the interests of our shareholders.

There were not any restricted stock awarded to our NEOs in 2008; however, due to the $13 million pretax turnaround in 2008 a discretionary award of 50,000 shares of restricted stock was made February 25, 2009, to both S. M. Stubbs and S. Russell Stubbs.

Perquisites and Other Benefits

Perquisites. Our Compensation Committee has determined that perquisites should be limited. In line with our compensation philosophy and aligned with our shareholder interests, our NEOs are offered few benefits that are not otherwise available to all of our employees. Our perquisites include:

•	supplemental medical coverage;
•	automobile allowance;
•	club membership dues;
•	travel and lodging for spouses of NEOs attending company or industry events;
•	personal financial services, effective February 2009 these are prohibited.

Other Benefits.   We provide the executives with various benefits that are generally available on the same cost-sharing basis to many employees of the Company.  These benefits include:

•	medical, dental and vision insurance;
•	group life insurance;
•	short-term disability insurance;
•	long-term disability insurance;
•	tuition reimbursement;
•	Employee Assistance Program; and
•	personal use of company-provided cellular phones.

In addition to the above benefits, each NEO is eligible to participate in the FFE Transportation Services Restated Wrap Plan (the "Wrap Plan"), which is a funded deferred compensation arrangement not subject to the annual reporting and disclosure requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Wrap Plan mirrors our 401(k) Plan and is designed to defer taxation of retirement benefits that exceed limits established by the ERISA discrimination rules for our highly compensated employees. At the end of each year, to the extent that our highly compensated employees’ contributions and our matching contributions are allowed by ERISA in the 401(k) Plan, applicable Wrap Plan assets are transferred to the 401(k) Plan while the excess remains in the Wrap Plan.  Our match is currently limited to 25% of the employees’ contribution, not to exceed 1% of compensation for both the Wrap Plan and the 401(k) Plan. Our matching contributions under the Wrap Plan for fiscal year 2008 are disclosed in the “2008 All Other Compensation Table” on page 30 of this proxy statement.

Both the employee and employer Wrap Plan contributions are directed by the NEOs and may be invested in either our stock or alternative investments at the election of the participant.

Mr. Stubbs, Jr. is also a participant in the 1999 Executive Bonus and Phantom Stock Plan, which was replaced by the Executive Plan and the 1993 Supplemental Executive Retirement Plan (collectively the "Retirement Plans"), which was replaced by the Wrap Plan. These Retirement Plans are also unfunded deferred compensation arrangements not subject to the annual reporting and disclosure requirements of ERISA. The Retirement Plans’ value is based on the number of phantom shares in the Retirement Plans multiplied by our stock price.  These Retirement Plans are closed to new participants and our contributions are limited to equivalent phantom shares in lieu of any cash dividends.

The 1,881 phantom shares added to Mr. Stubbs Jr. account is equal to the value of the dividends that otherwise would have been issued divided by our stock price on the dividend payment date.  Such additional phantom stocks are held in his Retirement Plans as disclosed in the “2008 Non-Qualified Deferred Compensation Table” on page 32.

Other Compensation Considerations

Deductibility of Executive Compensation.   Section 162(m) of the Code, generally disallows a tax deduction to publicly-owned companies for compensation over $1 million paid individually to chief executive officers and the three other most highly-compensated officers, unless such compensation meets certain specific requirements. None of our NEOs’ compensation paid during 2008 exceeded $1 million. We believe that all compensation paid during 2008 is fully deductible for federal income tax purposes. However, in the future, we may approve compensation that will not be deductible.  Because our shareholders have not approved the Amended and Restated 2005 Incentive Stock Plan and bonuses and the performance goals set forth therein and the Discretionary Plan, effective for 2009, we believe that future amounts, if any, that exceed $1 million would not be tax deductible.

Split Dollar Agreement. We previously entered into a Split Dollar Agreement (the "Split Agreement") with the Stubbs Irrevocable 1995 Trust for the benefit of Stoney M. Stubbs, Jr., our Chief Executive Officer. Under the Split Agreement, we agreed to make premium payments for a split dollar life insurance policy, and the Trust agreed to repay such premiums on the earlier of surrender or cancellation of each policy for its cash value or upon payment of a death benefit. Due to changes in the law, accounting rules and other pertinent factors, during 2002 our Board terminated such obligation to pay premiums beyond 2002, but retained our right to recover the premiums that were paid at that time. Payments that we made for the benefit of Mr. Stubbs to compensate him for adverse consequences resulting from the revised arrangement for fiscal year 2008 are $45,717 and included in the Salary column in the “2008 Summary Compensation Table” on page 29 this proxy statement.

Committee Decisions on Executive Officer Compensation for 2008

The Committee considered a review of executive compensation performed by Ernst & Young, which included a proxy analysis of the Peer Group as well as a published survey analysis.  The report included an analysis of base salary, annual incentive (structure and payouts), equity incentives, and benefits and perquisites for each of our NEOs.  The report was presented to our Compensation Committee in November 2007 and concluded that each NEO’s base salary was comparable to the 50th percentile, or median, of the Peer Group and published survey analysis.

These are unprecedented times in our industry in terms of the difficulty of the operating environment. The weakening financial and lending markets, declining demand for transportation services, an excess supply of trucking capacity, and downward rate pressure on our current business.  This environment has forced us to look for ways to contain costs and improve both our fixed and variable cost structures; consequently we elected not to increase NEOs’ base salaries during 2008.

Change in Control Agreements

In June 2000, our Board approved a change in control program for our NEOs, non-executive officers and certain other corporate employees. The Board based its approval on the recommendation of our Compensation Committee.  Our recommendation was based, in part, on consultations with third-party consultants, and was not in anticipation of, or in response to, any particular transaction or process.

In 2006, we entered into Amended and Restated Change in Control Agreements (the "Control Agreements") with Messrs. S. Russell Stubbs, Stoney M. Stubbs, Jr., and Thomas G. Yetter, as well as with certain other officers of our operating divisions and subsidiaries.  All Control Agreements are substantially in the same form and provide that NEO parties thereto are entitled to receive payments if their employment is terminated without cause or if they resign with good reason within specified periods following the occurrence of certain events deemed to involve a change in control of the Company (as described in the Control Agreements). Each Control Agreement provides for a lump sum payment and continuation of benefits in case of (but not limited to) an involuntary termination without cause or for good reason.  Section 280G of the Code disallows a deduction by the employer for certain compensation paid upon a change in control. Based on estimated change in control payments that would have been made had a change in control occurred on December 31, 2008, all NEOs would have certain amounts disallowed for deduction by us.

                The Control Agreements provide that if a NEO party thereto:

(i)	is terminated by the Company without cause during the six-month transition period following a change in control,
(ii)	resigns for "good reason " (as defined in the Control Agreements) during the transition period, or
(iii)	resigns for any reason during the ten day period following a change in control or during the thirty day period following the transition period,

the Company is required to provide the NEO with certain payments and benefits, including:

(a)
payment of accrued and unpaid base salary, car allowance and holiday bonus at the date of termination plus accrued and unpaid bonus, if any, for the prior fiscal year plus pro-rata Bonus for the current year.  The Bonus is an amount equal to ninety percent (90%) of base pay for the year of termination of employment plus an amount equal to the Incentive Bonus Plan’s (as defined in the Control Agreements) total incentive bonus payable under the plan for the year of termination of employment;

(b)
payment of a lump sum amount equal to the sum of 2.9 times the executive officer’s annual pay, which is the sum of an amount equal to the sum of the annual base salary at the time of Change in Control, the current annual car allowance and holiday bonus plus an amount equal to the bonus as defined above;

(c)	payment of the unvested account balance under the Company’s 401(k) Plan and 401(k) Wrap Plan;
(d)
continued participation, at the same premium rate charged when actively employed, in the Company’s employee welfare plans, until the expiration of two years following the change in control or payment of the cash equivalent;

(e)	vesting of all restricted stock and stock options on change of control;
(f)	"gross-up" payments, if applicable, in the amount necessary to satisfy any excise tax imposed on the NEO by the Code; and
(g)	continuation of medical and life insurance benefits, or cash equal to premiums for the same periods as the severance multiple.

The Control Agreements also provide for certain restrictions for NEOs in connection with payments under the Control Agreements, consisting, among others, of (i) a covenant not to compete against the Company for a one-year period and (ii) a covenant not to solicit Company employees for a two-year period following the NEO’s termination of employment.

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors has reviewed and discussed the preceding section of this proxy statement entitled "Compensation Discussion and Analysis" with management.  Based on this review and discussion, the Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10K for the fiscal year ending December 31, 2008.

 /s/ Brian Blackmarr (Chairman)
 /s/ W. Mike Baggett
 /s/ Barrett Clark
 /s/ Leroy Hallman

The Compensation Committee Report and references to the independence of Directors, are not deemed to be "soliciting material" or "filed" with the SEC, are not subject to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any of the filings previously made or in the future by our Company under the Exchange Act or the Securities Act of 1933 (except to the extent we specifically incorporate any such information into a document that is filed).

EXECUTIVE COMPENSATION

2008 SUMMARY COMPENSATION TABLE

 Set forth below is information with respect to the compensation paid by us for services rendered during 2008, 2007 and 2006 to each NEO.  Each NEO also serves on our Board of Directors but receives no additional compensation for that service.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards (2)	Non-Equity Incentive Plan Compen-sation (3)	All Other Compen-sation (5)	Total
Stoney M. Stubbs, Jr.	2008	$396,718	$7,347	$101,592	$-	$30,891	$536,548
Chairman, President	2007	382,024	7,347	101,592	-	48,740	539,703
Chief Executive Officer	2006	382,024	7,347	54,666	118,611	47,762	610,410

S. Russell Stubbs	2008	254,683	4,716	68,145	-	25,083	352,627
Senior Vice President	2007	244,783	4,716	68,145	-	41,022	358,666
Chief Operating Officer	2006	192,639	4,327	36,474	60,650	38,670	332,760

Thomas G. Yetter (4)	2008	231,162	4,281	39,688	-	14,882	290,013
Senior Vice President	2007	222,308	4,281	39,688	-	18,007	284,284
Chief Financial Officer	2006	190,905	4,038	18,101	60,043	17,232	290,319

(1)
Amounts in this column are 26 bi-weekly payrolls, except 27 bi-weekly payrolls in 2008.  There were no raises granted in 2008.  The 2008 Salary listed for Stoney M. Stubbs, Jr. also includes $45,717 paid to him to compensate him for adverse consequences resulting from a revised arrangement regarding the Split Agreement.  See "Compensation Discussion and Analysis – Other Compensation Considerations – Split Dollar Agreement" for additional information.

(2)
Amounts in this column reflect the expense recognized for financial statement reporting purposes  in accordance with SFAS 123(R), with respect to awards of time-based restricted shares of our common stock, which include awards made during 2006 or earlier.   Assumptions used in the calculation of these amounts are discussed in Notes to Consolidated Financial Statements included in our annual report on Form 10-K for fiscal year ended December 31, 2008.

(3)		Amounts shown in this column represent bonuses relating to performance paid out to our NEOs under the Executive Plan.
(4)
Mr. Yetter resigned from his role of Senior Vice President and Chief Financial Officer and as a Class II Director effective January 19, 2009.  In connection with his resignation, the Company entered into a Severance Agreement, dated as of January 19, 2009, with Mr. Yetter.  Pursuant to the Agreement, the Company paid Mr. Yetter $240,747.

(5)		Amounts shown in this column include the following benefits for 2008.

2008 ALL OTHER COMPENSATION TABLE

Name		Supple-mental Medical (a)	401(k) Wrap Company Match (b)	Personal Financial Services (c)	Car Allow-ance	Club Dues	Company Paid Services	Travel Lodging	Total
Stoney M. Stubbs, Jr.	2008	$8,358	$2,300	$10,164	$6,000	$2,814	$270	$985	$30,891

S. Russell Stubbs	2008	7,573	2,300	8,520	6,000	-	690	-	25,083

Thomas G. Yetter	2008	6,920	1,722	-	6,000	-	240	-	14,882

(a)
We maintain an Exec-U-Care Medical Reimbursement Plan, which provides additional health insurance protection for certain of our key employees, in addition to the group health and life insurance policies provided to all employees.

(b)
Our matching contribution is currently equal to 25% of the executive contribution each pay period up to a maximum of 1% of executive salary. Executive contributions are limited to the annual 401(k) elective deferral limit, as defined by the associated plan.

(c)
Represents the value of certain tax and other professional services performed for the personal benefit of our Chief Executive Officer and Chief Operating Officer by a member of our finance staff. Also included are payments to third parties for various professional services and computer software used in connection with such services.  This allocation was based on the amount of time the member of our finance staff spent on providing these services relative to his annual base salary.  These services ceased in February 2009 and will no longer be provided to any executive officer of the Company.

2008 GRANTS OF PLAN-BASED AWARDS TABLE

 The following table provides the maximum bonuses payable in cash and Restricted Stock under the Executive Plan and the Incentive Plan.  For additional information regarding the Executive Plan and the Incentive Plan, see “Compensation Discussion and Analysis – Executive Compensation Components - Annual Incentive Compensation” on page 22 .  There were no payouts under the Executive Plan or the Incentive Plan pursuant to our 2008 performance.

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards
Stoney M. Stubbs, Jr.	1/01/2008	$-	$-	$432,106	-	-	36,097	$-

S. Russell Stubbs	1/01/2008	-	-	279,547	-	-	23,363	-

Thomas G. Yetter	1/01/2008	-	-	254,286	-	-	21,254	-

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2008 TABLE

 The following table presents information concerning outstanding equity incentive awards held by each NEO as of December 31, 2008 under our equity incentive plans:

	Option Awards (1)			Stock Awards (2)
Name	Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Stoney M. Stubbs, Jr.	70,000	$10.59	12/16/2015
	50,000	6.71	5/12/2014
	90,000	2.40	5/14/2013
	176,027	2.08	2/13/2012
	196,299	2.81	6/15/2010	2,049	$11,638

S. Russell Stubbs	25,000	10.59	12/16/2015
	10,000	6.71	5/12/2014
	15,000	2.40	5/14/2013
	9,261	2.81	6/15/2010
	1,100	7.88	1/1/2009	4,382	24,890

Thomas G. Yetter	10,000	10.59	12/16/2015
	10,000	6.71	5/12/2014
	32,919	2.81	6/15/2010	4,371	24,827

(1)	As of December 31, 2008, all outstanding options under our equity incentive plans were fully vested.
(2)	Restricted stock has a three-year vesting schedule (⅓ per year), and the following table represents the vesting date of the unvested restricted stock held by each NEO:

	Vesting Date
Name	5/17/09	12/31/09	Total
Stoney M. Stubbs, Jr.	-	2,049	2,049
S. Russell Stubbs	3,334	1,048	4,382
Thomas G. Yetter	3,334	1,037	4,371

2008 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information concerning the exercise of options during the last fiscal year and the vesting of shares of restricted stock during the last fiscal year for each NEO:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Stoney M. Stubbs, Jr.	26,000	$88,400	7,997	$45,423
S. Russell Stubbs	7,500	4,050	6,373	42,698
Thomas G. Yetter	8,400	8,553	4,370	31,321

(1)
This column reflects stock options exercised during 2008.  The number of shares acquired on exercise of stock options and held by Stoney M. Stubbs, Jr., S. Russell Stubbs and Thomas G. Yetter was 14,236, -0- and -0-, respectively.

2008 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table provides additional information about deferred compensation under the 1999 Executive Bonus and Phantom Stock Plan, 1993 Supplemental Executive Retirement Plan and the Wrap Plan:

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY (1)		Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions (3)	Aggregate Balance at Last FYE
Stoney M. Stubbs, Jr.	$16,403	$14,359	(2)	$(29,330)	$(14,400)	$744,899
S. Russell Stubbs	10,616	2,300		61	(13,275)	47,609
Thomas G. Yetter	-	-		(36)		1,583

(1)
The amounts shown in this column for each of the NEOs include the 401(k) Wrap Company match, which is included in All Other Compensation column of the 2008 Summary Compensation Table, providing their investment election was Common Stock of the Company.

(2)	Includes dividends paid on Mr. Stubbs, Jr. phantom stock awards of $12,059.
(3)	Represents amount of Common Stock of the Company transferred to the 401(k) Plan.

POTENTIAL PAYMENTS UPON TERMINATION

Pursuant to the Change in Control Agreements previously mentioned in this report, our NEOs may be entitled to receive certain payments should a change in control occur.  For further explanation of these Change in Control Agreements, see "Compensation Discussion and Analysis – Change in Control Agreements."

The following table sets forth the maximum payments that would have been made to each of our NEOs had a Change in Control occurred on December 31, 2008:

Named Executive Officer	Salary-Severance	Bonus-Severance	Pro Rata Bonus	Gross-up of Taxes	Acceleration of Restricted Stock Awards	Benefit Continuation	Grand Total
Stoney M. Stubbs Jr.	$1,189,189	$1,035,434	$357,046	$879,961	$11,638	$24,835	$3,498,103
S. Russell Stubbs	769,657	664,723	229,215	681,373	24,890	28,342	2,398,200
Thomas G. Yetter	700,185	603,333	208,046	597,481	24,827	22,275	2,156,147
	$2,659,031	$2,303,490	$794,307	$2,158,815	$61,355	$75,452	$8,052,450

Mr. Yetter resigned from his role of Senior Vice President and Chief Financial Officer and as a Class II Director effective January 19, 2009.  In connection with his resignation, the Company entered into a Severance Agreement, dated as of January 19, 2009, with Mr. Yetter.  Pursuant to the Agreement, the Company paid Mr. Yetter $240,747.

2008 DIRECTOR COMPENSATION TABLE

Our Directors receive a fee of $2,000 for each Board meeting personally attended, $1,000 for each committee meeting personally attended and $750 for each telephonic meeting in which they participate. Our Audit Committee Chairman receives an annual retainer of $3,000 and our Audit Committee Financial Expert, Compensation Committee Chairman and Nominating and Corporate Governance Committee Chairman each receive an annual retainer of $1,500.

The Amended and Restated 2005 Non-Employee Director Restricted Stock Plan (the "2005 Director Plan") was approved by the Company's shareholders on May 14, 2008.  The 2005 Director Plan has a term of ten years, unless terminated sooner by the Board and a total of 100,000 shares of Common Stock have been reserved for issuance.  Eligibility under the 2005 Director Plan is limited to Non-Employee Directors of the Company.  There are currently six Directors who are eligible to participate.  Upon initial election or appointment to the Board, and thereafter annually upon the date of the annual shareholders' meeting, each Non-Employee Director is awarded shares of restricted stock which will vest over a period of three years, one-third on each anniversary of the Date of Grant, provided that the Non-Employee Director continues to serve on each vesting date.  The Board will determine in its discretion the number of shares of Restricted Stock to be awarded under the 2005 Director Plan.  All shares of Restricted Stock will vest in full if the Director should die while serving as such.  The Company's Board approved a restricted stock grant of 2,576 shares to each of the Company's six Non-Employee Directors, effective May 14, 2008.

Name	Fees Paid in Cash(1)	Stock Awards (2)	Total
Jerry T. Armstrong	$26,750	$16,792	$43,542
W. Mike Baggett	23,250	19,569	42,819
Brian R. Blackmarr	104,750	20,047	124,797
Barrett D. Clark	108,000	11,420	119,420
Leroy Hallman	21,000	16,792	37,792
T. Michael O'Connor	14,500	20,047	34,547
	$298,250	$104,667	$402,917

(1)	Amounts in this column include Special Litigation Committee fees paid to Blackmarr and Clark of $87,000 and $93,000, respectfully.
(2)
Amounts in this column reflect the expense recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with SFAS 123(R), with respect to awards of time-based restricted shares of our common stock, which include awards made during the indicated year or earlier.

TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

In 2008, a member of our finance staff devoted a portion of his time rendering tax and other professional services for the personal benefit of our Chief Executive Officer and Chief Operating Officer.  We have determined that approximately $19,000 of the finance staff member’s salary was related to the provision of such services during the year ended December 31, 2008.

On February 23, 2009, our board approved a Restated Code of Business Conduct and Ethics Charter, which includes a provision prohibiting our employees from providing personal services to our officers.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION

Grant Thornton LLP served as our independent registered public accounting firm for 2008.  Representatives of Grant Thornton LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. We intend to select our independent registered public accounting firm for 2009 after receiving the recommendation of our Audit Committee.

AUDIT AND NON-AUDIT FEES

The following table presents fees for the professional audit services rendered and billed by Grant Thornton LLP, our independent registered public accounting firm for 2008 and 2007, for the audit of our systems of internal controls and annual financial statements for the years ended December 31, of each year.  There were not any other services rendered by Grant Thornton LLP during those periods.

	2008	2007
Audit fees (1)	$425,000	$445,000
Tax fees	-	-
Audit-related fees	-	-
All other fees	-	-
	$425,000	$445,000

(1)
Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our systems of internal controls and reviews of the financial statements included in our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K and services that are normally provided by our Independent Registered Public Accounting Firm in connection with statutory and regulatory filings or engagements.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

For 2008 and 2007, our Audit Committee's policy with respect to the pre-approval of audit and non-audit services was to specifically pre-approve the terms and fees of each engagement for services to be performed by the independent registered public accounting firm. Our Audit Committee did not delegate its responsibility to a member of the Audit Committee or to management.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (the "Committee") of the Board of Directors of Frozen Food Express Industries, Inc. (the "Company") operates pursuant to a written charter, which has been approved and adopted by the Board of Directors of the Company and is reviewed and reassessed annually by this Committee. Our Committee’s charter is available within the corporate governance section of the Company's Internet website at www.ffex.net. For the year ended December 31, 2008 and as of the date of the adoption of this report, the Committee was comprised of four Directors who met the independence and experience requirements of NASDAQ. Mr. Armstrong is an "audit committee financial expert", as defined by the applicable rules of the Securities and Exchange Commission.

This Committee oversees the Company's system of internal controls over financial reporting and the financial reporting process on behalf of the Board of Directors and oversees the entire audit function, including the selection of our Independent Registered Public Accounting Firm. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls and legal and regulatory compliance.  In fulfilling its oversight responsibilities, we reviewed and discussed with management the audited financial statements for the year ended December 31, 2008, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, and the clarity of disclosures in the financial statements. We also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

We reviewed with representatives of Grant Thornton LLP, which is responsible for expressing an opinion on the Company's system of internal controls over the financial reporting and the conformity of those audited financial statements with U.S. Generally Accepted Accounting Principles, their judgments as to the acceptability and quality of the Company's accounting principles and such other matters as are required to be discussed with this Committee under U.S. Generally Accepted Auditing Standards, including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, we have received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and have discussed those disclosures and other matters relating to independence with Grant Thornton LLP.

We discussed with the Company's internal auditors and representatives of Grant Thornton LLP the overall scope and plans for their respective audits. This Committee meets with the internal auditor and representatives of Grant Thornton LLP, with and without management present, to discuss the results of their examinations of the Company's internal controls, and the overall quality of financial reporting.

Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. In reliance on the reviews and discussions with management and with representatives of Grant Thornton LLP referred to above, and the receipt of:

(i)	an unqualified opinion from Grant Thornton LLP dated March 5, 2009 regarding the audited financial statements of the Company for the year ended December 31, 2008; and
(ii)	an opinion from Grant Thornton LLP with regard to the Company's internal controls over financial reporting.

This Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS

/s/Jerry T. Armstrong, Chair
/s/W. Mike Baggett
/s/Leroy Hallman
/s/T. Michael O’Connor

The Audit Committee Report, and references to the independence of Directors, are not deemed to be "soliciting material" or "filed" with the SEC, are not subject to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any of the filings previously made or in the future by our Company under the Exchange Act or the Securities Act of 1933 (except to the extent we specifically incorporate any such information into a document that is filed).

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers, directors and persons who own more than ten percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC").  Such stockholders are required by the SEC's regulations to furnish us with copies of all Section 16(a) reports they file.  Based solely on our review of the copies of such forms received by us, we believe that all filing requirements applicable to such stockholders for the year ended December 31, 2008, were compliant.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Shareholders intending to present proposals at the 2010 annual meeting of Shareholders and desiring to have those proposals included in our proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14a-8 of the Exchange Act, to our Corporate Secretary on or before December [25], 2009. For proposals that shareholders intend to present at the 2010 annual meeting of shareholders outside the processes of Rule 14a-8 of the Exchange Act, unless the shareholder notifies our Corporate Secretary of such intent by [March 10], 2010, any proxy solicited by us for such annual meeting of shareholders will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the annual meeting of shareholders.

By Order of the Board of Directors

/s/ Leonard W. Bartholomew
Dallas, TX	LEONARD W. BARTHOLOMEW
April 24, 2009	Corporate Secretary

A copy of our annual report on Form 10-K for the year ended December 31, 2008 may be obtained without charge upon written request to Leonard W. Bartholomew, our Corporate Secretary, 1145 Empire Central Place, Dallas, Texas 75247 or by accessing our Internet website at www.ffex.net and clicking on "SEC Filings."

APPENDIX A

FROZEN FOOD EXPRESS INDUSTRIES, INC.

2005 STOCK INCENTIVE PLAN

(As Amended and Restated Effective May 20, 2009)

Frozen Food Express Industries, Inc. (the "Corporation") has previously established the Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan, effective May 5, 2005 (the "Plan").  Effective upon approval by the stockholders of the Corporation, the Plan has been amended and restated herein.  The purpose of the Plan is to:

(a)	Attract and retain employees of the Corporation and certain consultants and advisors to provide services to the Corporation;

(b)	Motivate participating employees and consultants, by means of appropriate incentives, to achieve long-range goals;

(c)	Provide incentive compensation opportunities which are competitive with those of our peer group of corporations; and

(d)	Further identify Holders’ interests with those of the Corporation's other stockholders through compensation alternatives based on the Corporation's common stock;

and thereby promote the long-term financial interest of the Corporation and its Subsidiaries, including the growth in value of the Corporation's equity and enhancement of long-term stockholder return.

SECTION 1. DEFINITIONS

1.1
"Award" means the grant of any Option, share of Restricted Stock, Stock Unit, Performance Share or Stock Appreciation Right under the Plan, whether granted singly, in combination, or in tandem, to a Holder pursuant to the terms, conditions, and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

1.2	"Award Agreement" means the written agreement between the Corporation and a Holder evidencing the terms, conditions, and limitations of the Award granted to that Holder.

1.3	"Board of Directors" means the board of directors of the Corporation.

1.4	"Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

1.5	"Change in Control" means the event that is deemed to have occurred if:

(a)
any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that does not currently own a five percent (5%) or greater equity interest in the Corporation or in any Related Corporation becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation or of any Related Corporation representing fifteen percent (15%) or more of the combined voting power of the Corporation's or Related Corporation's, as the case may be, then outstanding voting securities; or

(b)
a change in the composition of the Board of Directors occurring within a two (2) year period, as a result of which members of the Incumbent Board cease to constitute at least a majority of the Board of Directors; or

(c)
the Corporation or any Related Corporation shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the Voting Securities of the Corporation or any Related Corporation, as the case may be, outstanding immediately prior thereto holding immediately thereafter securities representing more than sixty percent (60%) of the combined voting power of the Voting Securities of the Corporation or any Related Corporation, as the case may be, or such surviving entity (or its ultimate parent, if applicable) outstanding immediately after such merger or consolidation; or

(d)
the stockholders of the Corporation or any Related Corporation approve a plan of complete liquidation of the Corporation or any Related Corporation or the consummation of an agreement for the sale or disposition by the Corporation or any Related Corporation of all or substantially all of the Corporation's or Related Corporation's assets and such plan or agreement becomes effective, other than a liquidation or sale which would result in the Corporation directly or indirectly owning such interest or assets.

1.6	"Code" means the Internal Revenue Code of 1986, as amended.

1.7	"Committee" means the committee appointed pursuant to Section 3 by the Board of Directors to administer this Plan.

1.8	"Corporation" means Frozen Food Express Industries, Inc., a Texas corporation.

1.9	"Date of Grant" has the meaning given it in Paragraph 4.3.

1.10	"Disability" has the meaning given it in Paragraph 10.5.

1.11	"Effective Date" means the first date that the Plan has been approved by both the Board of Directors and the stockholders of the Corporation, as provided in Paragraph 11.1.

1.12
"Eligible Individual" means (a) a Key Employee or (b) any other Person that the Committee designates as eligible for an Award (other than for Incentive Options) because the Person performs bona fide consulting or advisory services for the Corporation or any of its Subsidiaries (other than services in connection with the offer or sale of securities in a capital-raising transaction) and the Committee determines that the Person has a direct and significant effect on the financial development of the Corporation or any of its Subsidiaries.

1.13
"Employee" means any employee of the Corporation or of any of its Subsidiaries, including officers and directors of the Corporation who are also employees of the Corporation or of any of its Subsidiaries.

1.14	"Exchange Act" means the Securities Exchange Act of 1934, or any successor law, as it may be amended from time to time.

1.15	"Exercise Notice" has the meaning given it in Paragraph 5.5.

1.16	"Exercise Price" has the meaning given it in Paragraph 5.4.

1.17
"Fair Market Value" of any Stock means, as of any date, the last sale price for such Stock as reported by the NASDAQ stock market on the date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

1.18	"Holder" means an Eligible Individual to whom an Award has been granted or such Eligible Individual's Permitted Transferee.

1.19	"Incentive Option" means an incentive stock option as defined under Section 422 of the Code and regulations thereunder.

1.20
"Incumbent Board" means the individuals who, as of the Effective Date, constitute the Board of Directors and any other individual who becomes a director of the Corporation after that date and whose election or appointment by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

1.21	"Key Employee" means any Employee whom the Committee identifies as having a direct and significant effect on the performance of the Corporation or any of its Subsidiaries.

1.22	"Non-Employee Director" has the meaning given it in Rule 16b-3.

1.23
"Nonstatutory Option" means a stock option that does not satisfy the requirements of Section 422 of the Code or that is designated at the Date of Grant or in the applicable Award Agreement to be an option other than an Incentive Option.

1.24	"Non-Surviving Event" means an event of Restructure as described in either subparagraph (b) or (c) of Paragraph 1.35.

1.25
"Normal Retirement" means the separation of the Holder from employment with the Corporation and its Subsidiaries on account of retirement at any time on or after the date on which the Holder reaches age sixty-five (65).

1.26	"Option" means either an Incentive Option or a Nonstatutory Option, or both.

1.27	"Outside Director" has the meaning given it under Section 162(m) of the Code.

1.28	“Performance Shares” has the meaning ascribed to it in Section 7.

1.29
"Permitted Transferee" means an Eligible Individual's spouse, children, or grandchildren, a trust established by the Eligible Individual for the benefit of the Eligible Individual and/or his or her spouse, children, or grandchildren, a family partnership or limited liability company whose partners or members are the Eligible Individual, his or her spouse, children, or grandchildren, and/or a trust that would be a Permitted Transferee, or any other Person, the transfer to whom has been approved by the Committee in its sole discretion.

1.30
"Person" means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a partnership, or a trust or other entity.  A Person, together with that Person's affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Corporation with that Person, shall be deemed a single "Person."

1.31	"Plan" means the Corporation's 2005 Stock Incentive Plan, as it may be amended from time to time.

1.32
"Related Corporation" shall mean FFE, Inc., a Delaware corporation and wholly-owned subsidiary of the Corporation, and FFE Transportation Services, Inc., a Delaware corporation and wholly-owned subsidiary of FFE, Inc.

1.33	"Restricted Period" has the meaning ascribed to it in Section 6.

1.34	"Restricted Stock" has the meaning ascribed to it in Section 6.

1.35	"Restructure" means the occurrence of anyone or more of the following:

(a)
The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with the Corporation remaining the continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Corporation, cash, or other property;

(b)	The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with

(i)	the Corporation not being the continuing or surviving entity of that merger or consolidation or

(ii)
the Corporation remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock of the Corporation being changed into or exchanged for stock or other securities of any other Person or of the Corporation, or into cash or other property; or

(c)
The transfer, directly or indirectly, of all or substantially all of the assets of the Corporation (whether by sale, merger, consolidation, liquidation or otherwise) to any Person whether effected as a single transaction or a series of related transactions.

1.36	"Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, or any successor rule, as it may be amended from time to time.

1.37	"Securities Act" means the Securities Act of 1933, or any successor law, as it may be amended from time to time.

1.38
"Stock" means the Corporation's authorized common stock, par value $1.50 per share, as described in the Corporation's Articles of Incorporation as it exists at the Effective Date, or any other securities that are substituted for the Stock as provided in Section 9.

1.39	"Stock Appreciation Right" has the meaning ascribed to it in Section 8.

1.40	"Stock Units" has the meaning ascribed to it in Section 7.

1.41
"Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

1.42	"Total Shares" has the meaning given it in Paragraph 9.2.

1.43
"Voting Securities" means any securities that are entitled to vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.

SECTION 2. SHARES OF STOCK SUBJECT TO THE PLAN

2.1
Maximum Amount of Shares.  Subject to the provisions of Paragraph 2.6 and Section 9 of the Plan, the aggregate number of shares of Stock that may be issued, transferred or exercised pursuant to Awards under the Plan shall be 2,700,000 shares.  Notwithstanding the foregoing, the maximum number of shares of Stock that may be issued in the form of Restricted Stock, Stock Units or Performance Shares under the Plan shall be no more than 1,000,000 out of such 2,700,000 shares.

2.2
Reduction in Available Shares.  In computing the total number of shares available at a particular time for Awards under the Plan, there shall be counted against the limitations stated in Paragraph 2.1 the number of shares of Stock awarded or subject to issuance upon exercise or settlement of Awards and the number of shares of Stock that have been awarded or issued upon exercise or settlement of Awards (except as otherwise provided in Paragraph 2.3).  Notwithstanding the foregoing, upon the grant of Stock Appreciation Rights that are to be settled in shares of Stock, the number of Rights awarded (and not the “net” number of shares of Stock issued upon exercise of the Rights) shall be considered awarded from the pool of authorized shares of Stock available under the Plan.

2.3
Restoration of Unused and Surrendered Shares.  If Stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable for any reason, including  because an Award is forfeited, terminated, expires unexercised, or is exchanged for other Awards, the shares of Stock that were subject to that Award shall no longer be charged against the number of available shares provided for in Paragraph 2.1 and shall again be available for issue, transfer, or exercise pursuant to Awards under the Plan to the extent of such forfeiture, termination, expiration, or other cessation of its subjection to an Award.

2.4
Description of Shares.  The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Stock, (b) Stock held in the treasury of the Corporation, or (c) previously issued shares of Stock reacquired by the Corporation, including shares purchased on the open market, in each situation as the Board of Directors or the Committee may determine from time to time in its sole discretion.

2.5
Registration and Listing of Shares.  From time to time, the Board of Directors and appropriate officers of the Corporation shall and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance pursuant to Awards.

2.6
Reduction in Outstanding Shares of Stock.  Nothing in this Section 2 shall impair the right of the Corporation to reduce the number of outstanding shares of Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Stock shall (a) impair the validity of any outstanding Award, whether or not that Award is fully exercisable or fully vested or (b) impair the status of any shares of Stock previously issued pursuant to an Award or thereafter issued pursuant to a then-outstanding Award as duly authorized, validly issued, fully paid, and nonassessable shares.

SECTION 3. ADMINISTRATION OF THE PLAN

3.1
Committee.  The Committee shall administer the Plan.  The Committee shall be constituted so that, as long as Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be both a Non-Employee Director and an Outside Director and so that the Plan in all other applicable respects will qualify transactions related to the Plan for the exemptions from Section 16(b) of the Exchange Act provided by Rule 16b-3, to the extent exemptions thereunder may be available, and for the performance-based compensation exception under Section 162(m) of the Code.  If the Committee is nevertheless not so constituted, then the Plan shall be administered, and each grant of Awards to Eligible Individuals who are subject to Section 16(b) of the Exchange Act shall be approved, by the Board of Directors.  No discretion regarding Awards to Eligible Individuals who are subject to Section 16(b) of the Exchange Act or Section 162(m) of the Code shall be afforded to a person who is not both a Non-Employee Director and an Outside Director.  The number of persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors, but shall be no less than two persons.

3.2
Duration, Removal, Etc.  The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee.  Removal of a member from the Committee may be with or without cause.  Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by at least three days prior written notice to the Board of Directors.  The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused.  The Board of Directors shall promptly fill any vacancy that causes the number of members of the Committee to be below two or any other number that Rule 16b-3 or Section 162(m) may require from time to time.

3.3
Meetings and Actions of Committee.  The Board of Directors shall designate which of the Committee members shall be the chairman of the Committee.  If the Board of Directors fails to designate a Committee chairman, the members of the Committee shall elect one of the Committee members as chairman, who shall act as chairman until he ceases to be a member of the Committee or until the Board of Directors elects a new chairman.  The Committee shall hold its meetings at those times and places as the chairman of the Committee may determine.  At all meetings of the Committee, a quorum for the transaction of business shall be required, and a quorum shall be deemed present if at least a majority of the members of the Committee are present.  At any meeting of the Committee, each member shall have one vote.  All decisions and determinations of the Committee shall be made by the majority vote or majority decision of all of its members present at a meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting that was duly called and held.  The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions of the Plan, the Certificate of Incorporation, the By-laws of the Corporation, Rule 16b-3 and the performance-based compensation exception under Section 162(m) of the Code, so long as either is applicable, as the Committee may deem advisable.

3.4
Committee's Powers.  Subject to the express provisions of the Plan, Rule 16b-3 and the performance-based compensation exception under Section 162(m) of the Code, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted; (c) to determine the number of shares of Stock that shall be the subject of each Award; (d) to determine the terms and provisions of each Award Agreement (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (iii) the effect of termination of employment on the Award, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (e) to construe the respective Award Agreements and the Plan; (f) to make determinations of the Fair Market Value of the Stock pursuant to the Plan; (g) to delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards or take any action that would disqualify an award for the performance-based compensation exception under Section 162(m) of the Code; and (h) to make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.  Subject to Rule 16b-3 and the performance-based compensation exception under Section 162(m) of the Code, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Paragraph 3.4 shall be final and conclusive.  Neither the Board nor the Committee may accelerate the vesting of an Award of Restricted Stock, Stock Units or Performance Shares, except in the event of a Holder’s death, Disability or Normal Retirement. Neither the Board nor the Committee may, without further approval of the stockholders of the Corporation, reduce the exercise price of a Stock Option or the grant value of a Stock Appreciation Right, except in accordance with the adjustments pursuant to Section 9.

SECTION 4. ELIGIBILITY AND TERMS OF AWARDS

4.1	Eligible Individuals. Awards may be granted pursuant to the Plan only to persons who are Eligible Individuals at the time of the grant thereof.

4.2
Grant of Awards.  Subject to the express provisions of the Plan, the Committee shall determine which Eligible Individuals shall be granted Awards from time to time.  In making grants, the Committee shall take into consideration the contribution the potential Holder has made or may make to the success of the Corporation or its Subsidiaries and such other considerations as it may from time to time specify.  The Committee shall also determine the number of shares subject to each of the Awards and shall authorize and cause the Corporation to grant Awards in accordance with those determinations; provided, however, that no Eligible Individual shall be granted Options or Stock Appreciation Rights in any single fiscal year of the Corporation, the total number of shares subject to which exceed 100,000 shares.

4.3
Date of Grant.  The date on which the Committee completes all action resolving to offer an Award to an individual, including the specification of the number of shares of Stock to be subject to the Award, shall be the date on which the Award covered by an Award Agreement is granted (the "Date of Grant"), even though certain terms of the Award Agreement may not be determined at that time and even though the Award Agreement may not be executed until a later time.  In no event shall a Holder gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Award and the actual execution of the Award Agreement by the Corporation and the Holder.

4.4
Vesting of Awards.  Restricted Stock, Restricted Stock Units and Performance Shares shall be subject to the following minimum vesting requirements.  If the vesting of such Awards is not based on the achievement of one or more performance conditions, such Awards will vest over a minimum period of three years after the date of grant.  If the vesting of Awards is based on the achievement of one or more performance conditions, such Awards will vest over a minimum period of one year after the date of grant.  Vesting over a three-year period will  include periodic graded vesting over such period. With respect to Awards that otherwise would be subject to the minimum vesting requirements, and notwithstanding those requirements, up to five per cent (5%) of such Awards may be granted as non-performance-based Awards with vesting terms not conforming to the three-year minimum vesting requirement.  Notwithstanding the foregoing, these minimum vesting requirements may be accelerated or waived in the event of an Eligible Individual’s death, Disability or Normal Retirement, or in the event of a Change in Control of the Company.

4.5
Award Agreements.  Each Award granted under the Plan shall be evidenced by an Award Agreement that is executed by the Corporation and the Eligible Individual to whom the Award is granted incorporating those terms that the Committee shall deem necessary or desirable.  More than one Award may be granted under the Plan to the same Eligible Individual and be outstanding concurrently.  In the event an Eligible Individual is granted both one or more Incentive Options and one or more Nonstatutory Options, those grants shall be evidenced by separate Award Agreements, one for each of the Incentive Option grants and one for each of the Nonstatutory Option grants.

4.6
Limitation for Incentive Options.  Notwithstanding any provision contained herein to the contrary, (a) a person shall not be eligible to receive an Incentive Option unless he is an Employee of the Corporation or a corporate Subsidiary (but not a partnership Subsidiary), and (b) a person shall not be eligible to receive an Incentive Option if, immediately before the time the Option is granted, that person owns (within the meaning of Sections 422 and 425 of the Code) stock possessing more than ten percent of the total combined voting power or value of all classes of stock of the Corporation or a Subsidiary.  Nevertheless, subparagraph 4.6(b) shall not apply if, at the time the Incentive Option is granted, the Exercise Price of the Incentive Option is at least one hundred and ten percent (110%) of Fair Market Value and the Incentive Option is not, by its terms, exercisable after the expiration of five years from the Date of Grant.

4.7	No Right to Award. The adoption of the Plan shall not be deemed to give any person a right to be granted an Award.

SECTION 5. TERMS AND CONDITIONS OF OPTIONS

All Options granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 5 (to the extent each term and condition applies to the form of Option) and also to the terms and conditions set forth in Sections 9 and 10; provided, however, that the Committee may authorize an Award Agreement that expressly contains terms and provisions that differ from the terms and provisions set forth in Paragraphs 9.2 and 9.3 and any of the terms and provisions of Section 10 (other than Paragraph 10.10) .

5.1	Number of Shares. Each Award Agreement shall state the total number of shares of Stock to which it relates.

5.2
Vesting.  Each Award Agreement shall state the time or periods in which or the conditions upon satisfaction of which, the right to exercise the Option or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Option shall vest at each such time, period, or fulfillment of condition.

5.3
Expiration of Options.  Nonstatutory Options and Incentive Options may be exercised during the term determined by the Committee and set forth in the Award Agreement; provided that no Option shall be exercised after the expiration of a period of ten years commencing on the Date of Grant of such Option.

5.4
Exercise Price.  Each Award Agreement shall state the exercise price per share of Stock (the "Exercise Price").  The Exercise Price per share of Stock subject to an Option shall not be less than the greater of (a) the par value per share of the Stock or (b) 100% of the Fair Market Value per share of the Stock on the Date of Grant of the Option.

5.5
Method of Exercise.  The Option shall be exercisable only by written notice of exercise (the "Exercise Notice") delivered to the Corporation during the term of the Option, which notice shall (a) state the number of shares of Stock with respect to which the Option is being exercised, (b) be signed by the Holder of the Option or, if the Holder is dead or Disabled, by the person authorized to exercise the Option pursuant to Paragraphs 10.3, 10.5 or 10.7, (c) be accompanied by the Exercise Price for all shares of Stock for which the Option is exercised, and (d) include such other information, instruments, and documents as may be required to satisfy any other condition to exercise contained in the Award Agreement.  The Option shall not be deemed to have been exercised unless all of the requirements of the preceding provisions of this Paragraph 5.5 have been satisfied.

5.6	Incentive Option Exercises. During the Holder's lifetime, only the Holder may exercise an Incentive Option.

5.7
Medium and Time of Payment.  The Exercise Price of an Option shall be payable in full upon the exercise of the Option (a) in cash or by an equivalent means acceptable to the Committee, (b) on the Committee's prior consent (expressed in the original Award Agreement in the case of any Incentive Option), by surrendering or attesting to ownership of shares of Stock owned by the Holder (including shares received upon exercise of the Option or restricted shares already held by the Holder) and having a Fair Market Value equal to the aggregate Exercise Price payable in connection with such exercise, or (c) by any combination of clauses (a) and (b).  If the Committee elects to accept shares of Stock in payment of all or any portion of the Exercise Price, then (for purposes of payment of the Exercise Price) those shares of Stock shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the date of the delivery of the Exercise Notice.  If the Committee elects to accept shares of restricted Stock in payment of all or any portion of the Exercise Price, then an equal number of shares issued pursuant to the exercise shall be restricted on the same terms and for the restriction period remaining on the shares used for payment.

5.8
Payment with Sale Proceeds.  In addition, at the request of the Holder and to the extent permitted by applicable law, the Committee may (but shall not be required to) approve arrangements with a brokerage firm under which that brokerage firm, on behalf of the Holder, shall pay to the Corporation the Exercise Price of the Option being exercised, and the Corporation shall promptly deliver the exercised shares to the brokerage firm.  To accomplish this transaction, the Holder must deliver to the Corporation an Exercise Notice containing irrevocable instructions from the Holder to the Corporation to deliver the stock certificates directly to the broker.  Upon receiving a copy of the Exercise Notice acknowledged by the Corporation, the broker shall sell that number of shares of Stock an amount sufficient to pay the Exercise Price and any withholding obligations due.  The broker shall then deliver to the Corporation that portion of the sale necessary to cover the Exercise Price and any withholding obligations due.  The Committee shall not approve any transaction of this nature if the Committee believes that the transaction would give rise to the Holder's liability for short-swing profits under Section 16(b) of the Exchange Act.

5.9
Payment of Taxes.  The Committee may, in its discretion, require a Holder to pay to the Corporation (or the Corporation's Subsidiary if the Holder is an employee of a Subsidiary of the Corporation), at the time of the exercise of an Option, the amount that the Committee deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that the Holder incurs by exercising an Option.  Upon the exercise of an Option requiring tax withholding, a Holder may (a) direct the Corporation to withhold from the shares of Stock to be issued to the Holder the number of shares necessary to satisfy the Corporation's minimum statutory obligation to withhold taxes, that determination to be based on the shares' Fair Market Value as of the date on which tax withholding is to be made; (b) deliver to the Corporation sufficient shares of Stock (based upon the Fair Market Value at date of withholding) to satisfy the Corporation's tax withholding obligations, based on the shares' Fair Market Value as of the date of exercise; or (c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. Holders who elect to use such a stock withholding feature must make the election at the time and in the manner that the Committee prescribes.  The Committee may, in its sole discretion, deny any Holder's request to satisfy withholding obligations through Stock instead of cash.  In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Holder shall pay to the Corporation, immediately upon the Committee's request, the amount of that deficiency.  Upon the disposition (within the meaning of Code Section 424(c)) of shares of Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of the holding period requirements of Code Section 422(a)(1), the Holder shall be required to give notice to the Corporation of such disposition and the Corporation shall have the right to require the Holder to pay to the Corporation the amount of any taxes that are required by law to be withheld with respect to such disposition.

5.10
Limitation on Aggregate Value of Shares That May Become First Exercisable During Any Calendar Year Under an Incentive Option.  Except as is otherwise provided in Paragraph 9.2, with respect to any Incentive Option granted under this Plan, the aggregate Fair Market Value of shares of Stock subject to an Incentive Option and the aggregate Fair Market Value of shares of Stock or stock of any Subsidiary (or a predecessor of the Corporation or a Subsidiary) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Corporation or its Subsidiaries (or a predecessor corporation of any such corporation) that first become purchasable by a Holder in any calendar year may not (with respect to that Holder) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time.  As used in the previous sentence, Fair Market Value shall be determined as of the date the Incentive Option is granted. For purposes of this Paragraph 5.10, "predecessor corporation" means (a) a corporation that was a party to a transaction described in Section 425(a) of the Code (or which would be so described if a substitution or assumption under that Section had been effected) with the Corporation, (b) a corporation which, at the time the new incentive stock option (within the meaning of Section 422 of the Code) is granted, is a Subsidiary of the Corporation or a predecessor corporation of any such corporations, or (c) a predecessor corporation of any such corporations.  Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

5.11
No Fractional Shares.  The Corporation shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option.  In lieu of the issuance of any fractional share of Stock, the Corporation shall pay to the Holder an amount in cash equal to the same fraction (as the fractional Stock) of the Fair Market Value of a share of Stock determined as of the date of the applicable Exercise Notice.

5.12
Modification, Extension and Renewal of Options.  Subject to the terms and conditions of and within the limitations of the Plan, Rule 16b-3, the performance-based compensation exception of Section 162(m) of the Code, and any consent required by the last sentence of this Paragraph 5.12, the Committee may (a) modify, extend or renew outstanding Options granted under the Plan, and (b) amend the terms of an Incentive Option at any time to include provisions that have the effect of changing the Incentive Option to a Nonstatutory Option.  Neither the Board nor the Committee may, without further approval of the stockholders of the Corporation, reduce the exercise price of a Stock Option, except in accordance with the adjustments pursuant to Section 9.  In addition, no modification of an Option granted hereunder shall, without the consent of the Holder, alter or impair any rights or obligations under any Option theretofore granted hereunder to such Holder under the Plan except, with respect to Incentive Options, as may be necessary to satisfy the requirements of Section 422 of the Code.

5.13
Other Agreement Provisions.  The Award Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Committee may deem advisable.  Each Award Agreement shall identify the Option evidenced thereby as an Incentive Option or Nonstatutory Option, as the case may be, and no Award Agreement shall cover both an Incentive Option and a Nonstatutory Option.  Each Award Agreement relating to an Incentive Option granted hereunder shall contain such limitations and restrictions upon the exercise of the Incentive Option to which it relates as shall be necessary for the Incentive Option to which such Award Agreement relates to constitute an incentive stock option, as defined in Section 422 of the Code.

SECTION 6. TERMS AND CONDITIONS OF RESTRICTED STOCK

All shares of Restricted Stock granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in Paragraph 4.4 and this Section 6, and also to the terms and conditions set forth in Sections 9 and 10; provided, however, that the Committee may authorize an Award Agreement that expressly contains terms and provisions that differ from the terms and provisions set forth in Paragraphs 9.2 and 9.3 and any of the terms and provisions of Section 10 (other than Paragraph 10.10).

6.1
Definition.  Restricted Stock awards are grants of Stock to Eligible Individuals, the vesting of which is subject to a required period of employment or service as a consultant, and any other conditions set forth in the Award Agreement.

6.2	Terms and Conditions of Awards.

(a)
Restricted Stock awarded to Holders may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of 10 years or such shorter period as the Board may determine, but not less than one year, after the time of the award of such stock (the "Restricted Period").  Except for such restrictions, the Holder as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Board, the right to receive all dividends paid on such shares.

(b)
A Holder whose employment or service with the Corporation and all Related Corporations terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award.

(c)
Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Holder and, at the discretion of the Board, each such certificate may be deposited in a bank designated by the Board.  Each such certificate shall bear the following (or a similar) legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan and an agreement entered into between the registered owner and Frozen Food Express Industries, Inc.  A copy of such plan and agreement is on file in the office of the Secretary of Frozen Food Express Industries, Inc., 1145 Empire Central Place, Dallas, Texas 75247.”

(d)	At the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to the Holder (or his or her legal representative, beneficiary or heir).

SECTION 7. TERMS AND CONDITIONS OF STOCK UNITS AND PERFORMANCE SHARE AWARDS

All Stock Units and Performance Shares granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in Paragraph 4.4 and this Section 7, and also to the terms and conditions set forth in Sections 9 and 10; provided, however, that the Committee may authorize an Award Agreement that expressly contains terms and provisions that differ from the terms and provisions set forth in Paragraphs 9.2 and 9.3 and any of the terms and provisions of Section 10 (other than Paragraph 10.10).

7.1
Definition.  A “Stock Unit” Award is the grant of a right to receive shares of Stock in the future.  A “Performance Share” Award is a grant of shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.  The number of Performance Shares earned, and the value received for them, will be contingent on the degree to which the performance measures established at the time of the initial award are met.

7.2
Terms and Conditions of Awards.  For each Holder, the Board will determine the timing of awards; the number of Stock Units or Performance Shares awarded; the performance measures used for determining whether the Performance Shares are earned; the performance period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Shares are earned; whether, during or after the performance period, any revision to the performance measures or performance period should be made to reflect significant events or changes that occur during the performance period; the number of earned Performance Shares that will be paid in cash and/or shares of Stock; and whether dividend equivalents will be paid on Stock Units or Performance Shares, either currently or on a deferred basis.  The term of a Stock Unit or a Performance Share shall be no more than ten years from the date of grant.

7.3
Payment.  The Committee will compare the actual performance to the performance measures established for the performance period and determine the number of shares of Stock to be issued.  Payment for Performance Shares earned shall be wholly in cash, wholly in Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Board shall provide.  The Committee will determine the number of earned Performance Shares to be paid in cash and the number to be paid in Stock.  For Performance Shares awarded in shares of Stock, one share of Stock will be paid for each share earned.  For Performance Shares awarded in cash, cash will be paid for each share earned equal to (a) its initial cash value, (b) the Fair Market Value of a share of Stock at the end of the performance period, or (c) the Fair Market Value of a share of Stock averaged for a number of days determined by the Committee.

7.4
Retirement, Death or Termination.  A Holder whose employment or service with the Corporation and Related Corporations terminates because of Normal Retirement or death either (i) during a performance period, or (ii) prior to the delivery date for Stock Units, shall be entitled to the prorated value of earned Performance Shares or Stock Units, at the conclusion of the performance period (or the deferred delivery date) based on the ratio of the months the Holder was employed (or during which he rendered services as a consultant) during the period to the total months of the performance period (or from the date of the award of the Stock Units until the deferred delivery date).  If the Holder’s employment or service with the Corporation and Related Corporations terminates for any reason other than Normal Retirement or death (i) during a performance period, or (ii) prior to the delivery date for Stock Units, the Performance Shares or Stock Units will be forfeited on the date his employment or service terminates.

SECTION 8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

All Stock Appreciation Rights granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 8 and also to the terms and conditions set forth in Sections 9 and 10; provided, however, that the Committee may authorize an Award Agreement that expressly contains terms and provisions that differ from the terms and provisions set forth in Paragraphs 9.2 and 9.3 and any of the terms and provisions of Section 10 (other than Paragraph 10.10).

8.1
Definition.  A Stock Appreciation Right is an award that may be granted on a stand-alone basis or in tandem with an Incentive Option or a Nonstatutory Option, and entitles the Holder to receive an amount equal to the difference between the Fair Market Value of the shares of Stock at the time of exercise of the Stock Appreciation Right and the Fair Market Value of the shares of Stock on the Date of Grant of the Stock Appreciation Right, subject to the following provisions of this Section 8.

8.2
Exercise.  A Stock Appreciation Right may be exercised under the applicable terms and conditions of the Award Agreement. A Stock Appreciation Right shall entitle the Holder to receive, upon the exercise of the Stock Appreciation Right, shares of Stock (valued at their Fair Market Value at the time of exercise), in an amount equal in value to the excess of the Fair Market Value of the shares of Stock subject to the Stock Appreciation Right as of the date of such exercise over the Fair Market Value of the shares of Stock as of the Date of Grant of the Stock Appreciation Right.  The exercise of a Stock Appreciation Right that is granted in tandem with an Option will result in the surrender of the related Incentive Option or Nonstatutory Option and, unless otherwise provided by the Board in its sole discretion, the exercise of an Option granted in tandem with a Stock Appreciation Right will result in the surrender of the related Stock Appreciation Right.

8.3
Expiration Date.  The "Expiration Date" with respect to a Stock Appreciation Right shall be determined by the Board, but shall be not later than ten years from the date of grant.  If neither the right nor the tandem Option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and payment shall be made to the holder in shares of Stock (valued at their Fair Market Value at the time of exercise).

SECTION 9. ADJUSTMENT PROVISIONS

9.1
Adjustment of Awards and Authorized Stock.  The terms of an Award, the number of shares of Stock authorized pursuant to Paragraph 2.1 for issuance under the Plan, and the maximum number of shares of Stock subject to Options or Rights that may be granted to any Eligible Individual in any single fiscal year shall be subject to adjustment, from time to time, in accordance with the following provisions:

(a)
If at any time or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the maximum number of shares of Stock available for the Plan as provided in Paragraph 2.1 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, (iii) the maximum number of shares of Stock subject to Options or Rights that may be granted to any Eligible Individual in any single fiscal year of the Corporation shall be increased proportionately, and (iv) the Exercise Price for each Stock Option (or other kind of shares or unit of other securities) and the base price for Stock Appreciation Rights subject to then outstanding Options or Rights shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Options or Rights remain exercisable or subject to restrictions.

(b)
If at any time or from time to time, the Corporation shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the maximum number of shares of Stock available for the Plan as provided in Paragraph 2.1 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, (iii) the maximum number of shares of Stock subject to Options or Rights that may be granted to any Eligible Individual in any single fiscal year of the Corporation shall be decreased proportionately, and (iv) the Exercise Price for each Stock Option (or other kind of shares or unit of other securities) and the base price for Stock Appreciation Rights subject to then outstanding Options or Rights shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Options or Rights remain exercisable or subject to restrictions.

(c)
In the event of any other change in the outstanding shares of Stock of the Corporation by reason of any spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding shares of Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the aggregate number of shares of Stock with respect to which awards may be made under the Plan, (ii) the terms and the number of shares and/or the price per share of any outstanding Options, Stock Appreciation Rights, Restricted Stock and Stock Units and Performance Share Awards, and (iii) the maximum number of shares of Stock subject to Options or Rights that may be granted to any eligible Individual in any single fiscal year of the Corporation.  The Committee shall also make adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend.  Adjustments, if any, and any determination or interpretations made by the Committee shall be final, binding and conclusive.  For purposes of this Paragraph 9.1, conversion of any convertible securities of the Corporation shall not be deemed to have been effected without receipt of consideration.  Except as expressly provided herein, no issuance by the Corporation of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award.

(d)
Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Paragraph 9.1, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in exercise price and the number of shares of Stock, other securities, cash or property subject to each Award after giving effect to the adjustments.  The Committee shall promptly give each Holder such a notice.

(e)
Adjustments under subparagraphs 9.1(a), (b) and (c) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive.  No fractional interest shall be issued under the Plan on account of any such adjustments.

9.2
Change in Control.  Any Award Agreement may provide that, upon the occurrence of a Change in Control, all outstanding Options, shares of Restricted Stock, Stock Units, Performance Share Awards and Stock Appreciation Rights shall immediately become fully vested and exercisable in full, including that portion of any Award that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable, earned or vested (the total number of shares of Stock as to which an Award is exercisable upon the occurrence of a Change in Control is referred to herein as the "Total Shares").  If a Change in Control involves a Restructure or occurs in connection with a series of related transactions involving a Restructure and if such Restructure is in the form of a Non-Surviving Event and as a part of such Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the Holder of an Award shall receive or be entitled to purchase (in lieu of the Total Shares that the Holder would otherwise receive or be entitled to purchase) the number of shares of stock, other securities, cash or property to which that number of Total Shares would have been entitled in connection with such Restructure (and at an aggregate Exercise Price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructure).  Notwithstanding the foregoing, upon a Change in Control, the Board shall, in its discretion, have the power to:

(a)
provide, upon written notice to Holders, that any or all Stock Option and Stock Appreciation Right Awards that are currently exercisable must be exercised within the time period specified in the notice and that all such Awards not exercised as of the expiration of such period shall be terminated without consideration; or

(b)
redeem in whole or in part any one or more of the outstanding Awards (whether or not then exercisable) in consideration of a cash payment, as such payment may be reduced for tax withholding obligations as contemplated in Paragraphs 5.9 and 10.14, in an amount equal to the Fair Market Value determined as of a date immediately preceding the consummation of the Change in Control, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed (in excess of the Exercise Price in the case of an Option, or the Fair Market Value of the shares of Stock at the Date of Grant in the case of a Stock Appreciation Right).

9.3
Restructure and No Change in Control.  In the event a Restructure should occur at any time while there is any outstanding Award hereunder and that Restructure does not occur in connection with a Change in Control or in connection with a series of related transactions involving a Change in Control, then:

(a)
no outstanding Option, shares of Restricted Stock, Stock Units, Performance Share Awards or Stock Appreciation Rights shall become vested or exercisable merely because of the occurrence of the Restructure; and

(b)	in the Committee’s discretion, the Corporation may (but shall not be required to) take any one or more of the following actions:

(i)
accelerate in whole or in part the time of the vesting and exercisability of any one or more of the outstanding Awards so as to provide that those Awards shall be vested and exercisable before, upon, or after the consummation of the Restructure;

(ii)
if the Restructure is in the form of a Non-Surviving Event, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Committee deems desirable; or

(iii)
redeem in whole or in part any one or more of the outstanding Options, Stock Units, Performance Share Awards or Stock Appreciation Rights (whether or not then exercisable) in consideration of a cash payment, as such payment may be reduced for tax withholding obligations as contemplated in Paragraphs 5.9 and 10.14 in an amount equal to the Fair Market Value determined as of a date immediately preceding the consummation of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed (in excess of the Exercise Price in the case of an Option, or the Fair Market Value of the shares of Stock at the Date of Grant in the case of a Stock Appreciation Right).

(c)
If a Restructure is in the form of a Non-Surviving Event and as a part of that Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the Holder of the Award shall thereafter be entitled to receive or purchase (in lieu of the number of shares of Stock that the Holder would otherwise be entitled to receive or purchase) the number of shares of stock, other securities, cash or property to which such number of shares of Stock would have been entitled in connection with the Restructure (and, for Options, at an aggregate Exercise Price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructure).

9.4
Notice to Holders.  The Corporation shall promptly notify each Holder of any election or action taken by the Corporation under Paragraph 9.2 or 9.3.  In the event of any election or action taken by the Corporation pursuant to Paragraph 9.2 or 9.3 that requires the amendment or cancellation of any Award Agreement, as may be specified in any notice to the Holder thereof, that Holder shall promptly deliver that Award Agreement to the Corporation in order for that amendment or cancellation to be implemented by the Corporation and the Committee.  The failure of the Holder to deliver any such Award Agreement to the Corporation as provided in the preceding sentence shall not in any manner effect the validity or enforceability of any action taken by the Corporation and the Committee under Paragraph 9.2 or 9.3, including, without limitation, any redemption of an Award as of the consummation of a Change in Control or a Restructure.  Any cash payment to be made by the Corporation pursuant to Paragraph 9.2 or 9.3 in connection with the redemption of any outstanding Awards shall be paid to the Holder thereof currently with the delivery to the Corporation of the Award Agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the consummation of the Change in Control or Restructure notwithstanding that the payment of the redemption price may occur subsequent to the consummation.

SECTION 10. ADDITIONAL PROVISIONS

10.1
Termination of Employment.  If a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated for any reason other than the Holder's death or Disability (hereafter defined), then any and all Awards held by that Holder in the Holder's capacity as an Employee as of the date of the termination shall become null and void as of the date of the termination; provided, however, that the portion, if any, of any and all Awards held by the Holder that are exercisable as of the date the Holder's employment is terminated shall be exercisable by that Holder for a period of the lesser of (a) the remainder of the term of the Award or (b) ninety (90) days following the date of the Holder's termination. Any portion of an Award not exercised upon the expiration of the periods specified in (a) or (b) shall be null and void.

10.2
Other Loss of Eligibility.  If a Holder is an Eligible Individual because the Holder is serving in a capacity other than as an Employee and if that capacity is terminated for any reason other than the Holder's death, then any and all Awards held by the Holder that were granted because of that capacity as of the date of the termination shall become null and void as of the date of the termination; provided, however, that the portion, if any, of any and all Awards held by the Holder that are exercisable as of the date the Holder ceases to serve in such capacity shall be exercisable by that Holder for a period of the lesser of (a) the remainder of the term of the Award or (b) ninety (90) days following the date the Holder ceases to serve in such capacity. Any portion of an Award not exercised upon the expiration of the periods specified in (a) or (b) shall be null and void.

10.3
Death.  Upon (a) the death of a Holder who is an Eligible Individual because the Holder is an Employee, during the Holder's employment or within ninety (90) days following the Holder's retirement described in Paragraph 10.4 below, or (b) the death of a Holder who is an Eligible Individual because the Holder is serving in a capacity other than as an Employee, then any and all Awards held by the Holder that are not yet exercisable as of the date of the Holder's death shall become null and void as of the date of death; provided, however, that the portion, if any, of any and all Awards held by the Holder that are exercisable as of the date of death shall be exercisable by that Holder's legal representatives, legatees or distributees for a period of the lesser of (a) the remainder of the term of the Award or (b) one year following the date of the Holder's death. Any portion of an Award not exercised upon the expiration of the periods specified in (a) or (b) shall be null and void.  Except as expressly provided in this Paragraph 10.3, no Award held by a Holder shall be exercisable after the death of that Holder.

10.4
Retirement.  If a Holder is an Eligible Individual because the Holder is an Employee and that employment relationship is terminated by reason of the Holder's Normal Retirement, then the portion, if any, of any and all Awards held by the Holder that are not yet vested or exercisable as of the date of that retirement shall become null and void as of the date of retirement; provided, however, that the portion, if any, of any and all Awards held by the Holder that are vested and exercisable as of the date of that retirement shall be exercisable for a period of the lesser of (a) the remainder of the term of the Award or (b) 90 days following the date of retirement.

10.5
Disability.  If a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated by reason of the Holder's Disability, then the portion, if any, of any and all Awards held by the Holder that are not yet vested or exercisable as of the date of that termination for Disability shall become null and void as of the date of termination; provided, however, that the portion, if any, of any and all Awards held by the Holder that are vested and exercisable as of the date of that termination shall survive the termination for the lesser of (a) the original term of the Award or (b) one year following the date of termination, and the Award shall be exercisable by the Holder, his guardian, or his legal representative.  "Disability" shall have the meaning given it in the employment agreement of the Holder; provided, however, that if that Holder has no employment agreement, "Disability" shall mean a physical or mental impairment of sufficient severity that, in the opinion of the Corporation, either the Holder is unable to continue performing the duties he performed before such impairment or the Holder's condition entitles him to disability benefits under any insurance or employee benefit plan of the Corporation or its Subsidiaries and that impairment or condition is cited by the Corporation as the reason for termination of the Holder's employment.

10.6
Leave of Absence.  With respect to an Award, the Committee may, in its sole discretion, determine that any Holder who is on leave of absence for any reason will be considered to still be in the employ of the Corporation, provided that rights to that Award during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

10.7
Transferability of Awards.  Incentive Options, Stock Units and Performance Share Awards, and, during the period of restriction, Restricted Stock awarded under the Plan are not transferable except as designated by the Eligible Individual by will or by the laws of descent and distribution.  Incentive Options may be exercised during the lifetime of the Holder only by the Holder or his guardian or legal representative.  If provided in the Award agreement, Nonstatutory Options and Stock Appreciation Rights may be transferred by a Holder to Permitted Transferees, and may be exercised either by the Holder, his guardian or legal representative and as otherwise permitted under the laws of descent and distribution, or by a Permitted Transferee.

10.8
Forfeiture and Restrictions on Transfer.  Each Award Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Award or otherwise and may also provide for those restrictions on the transferability of shares of the Stock acquired pursuant to an Award or otherwise that the Committee in its sole and absolute discretion may deem proper or advisable.  The conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to the Corporation or its Subsidiaries for a specified period of time.  The restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation and stockholders of the Corporation other than the Holder of such shares of Stock who is a party to the particular Award Agreement or a subsequent holder of the shares of Stock who is bound by that Award Agreement.

10.9
Delivery of Certificates of Stock.  Subject to Paragraph 10.10, the Corporation shall promptly issue and deliver a certificate representing the number of shares of Stock as to which an Option or Stock Appreciation Right has been exercised after the Corporation receives an Exercise Notice and upon receipt by the Corporation of the Exercise Price, if applicable, and any tax withholding as may be requested.  The value of the shares of Stock transferable because of an Award under the Plan shall not bear any interest owing to the passage of time, except as may be otherwise provided in an Award Agreement.  If a Holder is entitled to receive certificates representing Stock received for more than one form of Option under the Plan, separate Stock certificates shall be issued with respect to Incentive Options and Nonstatutory Options.

10.10
Conditions to Delivery of Stock.  Nothing herein or in any Award granted hereunder or any Award Agreement shall require the Corporation to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect.  At the time of any exercise of an Option, the Corporation may, as a condition precedent to the exercise of such Option, require from the Holder (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Holder's intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by that Holder (or in the event of the Holder's death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

10.11
Securities Act Legend.  Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

This legend shall not be required for shares of Stock issued pursuant to an effective registration statement under the Securities Act.

10.12
Legend for Restrictions on Transfer.  Each certificate representing shares issued to a Holder pursuant to an Award granted under the Plan shall, if such shares are subject to any transfer restriction, including a right of first refusal, provided for under this Plan or an Award Agreement, bear a legend that complies with applicable law with respect to the restrictions on transferability contained in this Paragraph 10.12, such as:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY IMPOSED BY THAT CERTAIN INSTRUMENT ENTITLED  "FROZEN FOOD EXPRESS INDUSTRIES, INC. 2005 STOCK INCENTIVE PLAN" AS ADOPTED BY FROZEN FOOD EXPRESS INDUSTRIES, INC. (THE "CORPORATION"), AND AN AGREEMENT THEREUNDER BETWEEN THE CORPORATION AND (HOLDER) DATED _______________,20__, AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED.  THE CORPORATION WILL FURNISH A COPY OF SUCH INSTRUMENT AND  AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

10.13
Rights as a Stockholder.  A Holder shall have no right as a stockholder with respect to any shares covered by his Award until a certificate representing those shares is issued in his name.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is before the date that certificate is issued, except as contemplated by Section 9. Nevertheless, dividends and dividend equivalent rights may be extended to and made part of any Award denominated in Stock or units of Stock, subject to such terms, conditions, and restrictions as the Committee may establish.  The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Stock or units of Stock.

10.14
Payment of Taxes.  All awards and payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied through the surrender of shares of Stock which the Holder already owns, or to which a Holder is otherwise entitled under the Plan. When a Holder is entitled to receive shares of Stock pursuant to the exercise of a Stock Option or Stock Appreciation Right or with respect to an award of Restricted Stock, Stock Units and Performance Shares pursuant to the Plan, the Corporation shall have the right to require the Holder to pay to the Corporation the amount of any taxes that it is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld.

10.15
Furnish Information.  Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

10.16	Obligation to Exercise. The granting of an Award hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof.

10.17
Remedies.  The Corporation shall be entitled to recover from a Holder reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Award Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

10.18
Information Confidential.  As partial consideration for the granting of each Award hereunder, the Holder shall agree with the Corporation that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.  In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration that breach in determining whether to recommend the grant of any future Award to that Holder, as a factor militating against the advisability of granting any such future Award to that individual.

10.19
Consideration.  No Option shall be exercisable with respect to a Holder unless and until the Holder shall have paid cash or property to, or performed services for, the Corporation or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

10.20
Prohibition on Deferred Compensation.  It is the intention of the Corporation that no Award shall be “deferred compensation” subject to Code section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Committee determines will be subject to Code section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Stock pursuant thereto, shall be set forth in the applicable Award agreement, and shall comply in all respects with Code section 409A.  Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Code section 409A(d)(1) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Code section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Stock pursuant thereto.

SECTION 11. EFFECTIVENESS, DURATION AND AMENDMENT OF PLAN

11.1
Effectiveness.  The Plan shall not be effective unless and until it has been approved by both the Board of Directors and the holders of a majority of the shares of Stock of the Corporation present or represented by proxy and entitled to vote at the meeting of the stockholders of the Corporation at which the Plan is presented for stockholder approval.  No Awards may be granted prior to the Effective Date.

11.2
Duration.  No Awards may be granted hereunder after the date that is ten (10) years from the earlier of (a) the Effective Date and (b) the date the Plan is approved by the stockholders of the Corporation.

11.3
Amendment and Termination.  The Board of Directors may, insofar as permitted by law, with respect to any shares which, at the time, are not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, and may amend any provision of the Plan or any Award Agreement to make the Plan or the Award Agreement, or both, comply with Section 16(b) of the Exchange Act and the exemptions from that Section in the regulations thereunder, or the performance-based compensation exception of Section 162(m) of the Code.  The Board of Directors may also amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in other legal requirements applicable to the Corporation or the Plan or for any other purpose permitted by law.  The Plan may not be amended without the consent of the holders of a majority of the shares of Stock then outstanding to (a) increase materially the aggregate number of shares of Stock that may be issued under the Plan or the maximum number of shares subject to Options or Rights that may be granted to any Eligible Individual in any single fiscal year of the Corporation (except for adjustments pursuant to Section 9 of the Plan), (b) increase materially the benefits accruing to Eligible Individuals under the Plan, or (c) modify materially the requirements of eligibility for participation in the Plan.  Neither the Board nor the Committee may, without further approval of the stockholders of the Corporation, reduce the exercise price of a Stock Option or the grant value of a Stock Appreciation Right, except in accordance with the adjustments pursuant to Section 9.  Neither the Board nor the Committee may accelerate the vesting of an Award of Restricted Stock, Stock Units or Performance Shares, except in the event of a  Holder’s death, Disability or Normal Retirement.

SECTION 12. GENERAL

12.1	Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to Options may be used for any general corporate purpose.

12.2
Right of the Corporation and Subsidiaries to Terminate Employment.  Nothing contained in the Plan, or in any Award Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Subsidiary, or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the Holder's employment at any time.

12.3
No Liability for Good Faith Determinations.  Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Award granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.  This right to indemnification shall be in addition to, and not a limitation on, any other indemnification rights any member of the Board of Directors or the Committee may have.

12.4
Other Benefits.  Participation in the Plan shall not preclude the Holder from eligibility in any other stock or stock option plan of the Corporation or any Subsidiary or any old age benefit, insurance, pension, profit sharing retirement, bonus, or other extra compensation plans that the Corporation or any Subsidiary has adopted, or may, at any time, adopt for the benefit of its Employees.  Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

12.5
Exclusion From Pension and Profit-Sharing Compensation.  By acceptance of an Award (whether in Stock or cash), as applicable, each Holder shall be deemed to have agreed that the Award is special incentive compensation that will not be taken into account in any manner as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Corporation or any Subsidiary.  In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that the Award will not affect the amount of any life insurance coverage, if any, provided by the Corporation or a Subsidiary on the life of the Holder that is payable to the beneficiary under any life insurance plan covering employees of the Corporation or any Subsidiary.

12.6
Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder.  The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

12.7
Unfunded Plan.  Insofar as it provides for Awards of cash and Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Holders who are entitled to cash, Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience.  The Corporation shall not be required to segregate any assets that may at any time be represented by cash, Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Corporation nor the Board of Directors nor the Committee be deemed to be a trustee of any cash, Stock or rights thereto to be granted under the Plan. Any liability of the Corporation to any Holder with respect to a grant of cash, Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

12.8	No Guarantee of Interests. Neither the Committee nor the Corporation guarantees the Stock of the Corporation from loss or depreciation.

12.9
Payment of Expenses.  All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Subsidiaries; provided, however, the Corporation or a Subsidiary may recover any and all damages, fees, expenses, and costs arising out of any actions taken by the Corporation to enforce its rights under this Plan.

12.10
Corporation Records.  Records of the Corporation or its Subsidiaries regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

12.11
Information.  The Corporation and its Subsidiaries shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

12.12	Corporation Action. Any action required of the Corporation shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

12.13
Severability.  If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.  If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Individuals who are subject to Section 16(b) of the Exchange Act) or Section 422 of the Code (with respect to Incentive Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 or Section 422 of the Code.  With respect to Incentive Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

12.14
Notices.  Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith.  The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices.  Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the Award Agreement pertaining to the shares to which such notice relates.

12.15	Waiver of Notice. Any person entitled to notice hereunder may waive such notice.

12.16
Successors.  The Plan shall be binding upon the Holder, his legal representatives, heirs, legatees, and distributees, and Permitted Transferees, upon the Corporation, its successors, and assigns, and upon the Committee, and its successors.

12.17	Headings. The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

12.18
Governing Law.  All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law.  Questions arising with respect to the provisions of an Award Agreement that are matters of contract law shall be governed by the laws of the state specified in the Award Agreement, except to the extent Texas corporate law conflicts with the contract law of such state, in which event Texas corporate law shall govern.  The obligation of the Corporation to deliver or sell Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

12.19
Word Usage.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

IN WITNESS WHEREOF, Frozen Food Express Industries, Inc., acting by and through its officer hereunto duly authorized, has executed this instrument, this the __ day of __________, 2009.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By:
Stoney M. Stubbs, Jr.
President

2009 Annual Meeting of Shareholders of Frozen Food Express Industries, Inc.

Las Colinas Country Club
4400 North O’Connor Boulevard
Irving, TX 75062-2796

DIRECTIONS
From Dallas/Fort Worth International Airport
DFW Airport North Exit
Merge onto TX-114 E (toward Irving/Downtown Dallas)
Exit N. O’Connor Rd., turn right on N. O’Connor Rd.
Make a U-turn at Las Colinas Country Club Dr.

From Love Field Airport
Airport Exit
Right on Mockingbird
Right on TX-183 W (signs for Irving/DFW Airport/TX-183/TX-114)
Slight right at TX-114 W
Exit and turn left on N. O’Connor Rd.
Make a U-turn at Las Colinas Country Club Dr.

Four Seasons Resort & Club
Las Colinas Country Club
N Oconnor Rd
Decker Ct
Goodson Dr
Wingren Dr
114
N Wingren Rd
Decker Dr
N Macarthur Blvd
Lena Ln
St Andrews Blvd
Castle Rock Ct
Oconnor Ct
Leland Blvd
Quail Run Dr
Quail Run Ct
Travis Cir S
W Sutton Ct
Gambrel Dr
Mills Ln
Hadrian Ct
Gloucester St N
Danfield Ct
Sam Hill St
Millswood Dr
Gloucester St S
Fox Glen Dr
Steeplechase Dr
Fox Glen Cir
Balboa Ct
La Paz Ct
Tampico St